UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under §240.14a-12

Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 | PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Peoples BANCORP®

138 Putnam Street P.O. Box 738
Marietta, OH 45750-0738
Telephone: (740) 374-6136
www.peoplesbancorp.com

Notice of Annual Meeting of Shareholders

Peoples Bancorp Inc.

Date Thursday, April 23, 2020	Time 10:00 a.m. (Eastern Daylight Saving Time)	Place Peoples’ corporate headquarters 138 Putnam Street, Marietta, Ohio	Record Date February 24, 2020

The Annual Meeting of Shareholders (the “Annual Meeting”) will be held for the following purposes:

1.	To elect nine directors nominated by the Peoples Board of Directors to each serve until the 2021 Annual Meeting of Shareholders.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in the accompanying Proxy Statement for the Annual Meeting.

3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.	To transact any other business that properly comes before the Annual Meeting. Peoples’ Board of Directors is not aware of any other business to come before the Annual Meeting.

If you were a holder of record of common shares of Peoples at the close of business on February 24, 2020, you will be entitled to vote in person or by proxy at the Annual Meeting.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the Internet. On or about the date of this Notice of Annual Meeting of Shareholders, we began mailing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to shareholders of record at the close of business on February 24, 2020. The Notice of Internet Availability contains information on how to access the Proxy Statement (which describes in detail each of the matters to be considered at the Annual Meeting), Peoples’ 2019 Annual Report to Shareholders and the form of proxy over the Internet, as well as instructions on how to request a paper copy of the proxy materials. At the same time, we provided shareholders of record with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders over the Internet allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such proxy materials contained in the Notice of Internet Availability and summarized on the following page.

It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying Proxy Statement, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement.

YOUR VOTE IS IMPORTANT

Your common shares may be voted by one of the following methods:

Submitting your proxy by telephone, Internet or mail does not deprive you of the right to attend the Annual Meeting and to vote your common shares in person in the manner described in the accompanying Proxy Statement.

To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at 740-374-6136.

By Order of the Board of Directors,

M. Ryan Kirkham
Corporate Secretary

YOUR VOTE IS IMPORTANT

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Visit www.proxydocs.com/pebo 24 hours a day, seven days a week, prior to 11:59 p.m., Central Daylight Saving Time, on April 22, 2020.  With your Notice of Internet Availability handy, follow the instructions to log in, and view copies.

To request and receive a PAPER or E-MAIL copy:

You MUST REQUEST a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) By Internet:	www.investorelections.com/pebo
(2) By Telephone:	1-866-870-3684
(3) By E-Mail*:	paper@investorelections.com

*If you request proxy materials by e-mail, please send a blank e-mail with “PEBO Materials Request” included in the subject line.  The e-mail must include: (i) the 11-digit control # located in the box in the upper right hand corner on the front of your Notice of Internet Availability, (ii) your preference to receive printed proxy materials via mail -or- to receive an e-mail with links to the electronic proxy materials, (iii) if you choose e-mail delivery, the e-mail address to which the links to the electronic proxy materials is to be sent, and (iv) if you would like this election to apply to the delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the e-mail.  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.  Please make the request as instructed above on or before April 10, 2020 to facilitate timely delivery of the proxy materials.

Peoples Bancorp Inc.

Proxy Statement for the Annual Meeting of Shareholders

To Be Held April 23, 2020

Accounting for Equity-Based Compensation	46

Peoples Bancorp Inc.

PEOPLES BANCORP INC.

138 Putnam Street

P.O. Box 738

Marietta, Ohio 45750-0738

(740) 374-6136

www.peoplesbancorp.com

Proxy Statement for the Annual Meeting of Shareholders

To Be Held on April 23, 2020

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Peoples Bancorp Inc. (“Peoples”) for use at the Annual Meeting of Shareholders, to be held on Thursday, April 23, 2020, at 10:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”). The Annual Meeting will be held at Peoples’ corporate headquarters located at 138 Putnam Street, Marietta, Ohio. This Proxy Statement summarizes the information that you will need in order to vote.

Peoples has three wholly-owned operating subsidiaries: Peoples Bank, Peoples Investment Company, and Peoples Risk Management Inc., and Peoples holds all of the common securities of NB&T Statutory Trust III. Peoples Bank’s operating subsidiaries include an insurance agency, Peoples Insurance Agency, LLC, and an asset management company, Peoples Tax Credit Equity, LLC. In 2003, Peoples established Peoples Bank Foundation, Inc. as an independent charitable foundation to provide financial assistance and grants to local organizations within Peoples’ market area.

Mailing

On or about March 13, 2020, we will begin mailing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to all shareholders entitled to vote their common shares at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and Peoples’ 2019 Annual Report to Shareholders, which includes the Annual Report of Peoples on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), over the Internet.

Copies of the 2019 Annual Report may be obtained, without charge, by sending a written request to: M. Ryan Kirkham, Corporate Secretary, Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. A copy of the 2019 Annual Report can be obtained through the “SEC Filings – Annual Reports” section of the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com and is also on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) must be received by the Corporate Secretary of Peoples no later than November 13, 2020, to be eligible for inclusion in Peoples’ form of proxy, notice of meeting, Proxy Statement and Notice of Internet Availability, as applicable, relating to the 2021 Annual Meeting. Peoples will not be required to include in its form of proxy, notice of meeting, Proxy Statement or Notice of Internet Availability, as applicable, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2021 Annual Meeting without inclusion of that proposal in Peoples’ proxy materials, and does not notify the Corporate Secretary of Peoples of the proposal by January 27, 2021, or if Peoples meets other requirements of the applicable SEC rules, the proxies solicited by the Board for use at the 2021 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2021 Annual Meeting.

In each case, written notice must be given to Peoples’ Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary. Shareholders

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desiring to nominate candidates for election as directors at the 2020 Annual Meeting must follow the procedures described in the section captioned “NOMINATING PROCEDURES.”

VOTING INFORMATION

Who can vote at the Annual Meeting?

Only holders of common shares of record at the close of business on February 24, 2020, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 24, 2020, there were 20,768,109 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Peoples outstanding.

Each common share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

What is a Notice of Internet Availability?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2019 Annual Report, by providing access to such documents over the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability that provides instructions for accessing our proxy materials over the Internet was mailed directly to registered shareholders. The Notice of Internet Availability also provides instructions regarding how registered shareholders may vote their common shares over the Internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability for requesting such materials.

The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials will be forwarded to each beneficial shareholder by the brokerage firm, bank or other holder of record that is considered the registered owner with respect to the common shares of the beneficial shareholder. Such brokerage firm, bank or other holder of record will also provide each beneficial owner of our common shares with instructions on how the beneficial shareholder may request a paper or e-mail copy of our proxy materials.

What is the difference between holding common shares as a holder of record and as a beneficial owner?

If, at the close of business on February 24, 2020, your common shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of common shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the common shares in your account. If that organization is not given specific direction, common shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of Peoples’ independent registered public accounting firm. Please direct your broker how to vote your common shares following the instructions provided by your broker.

How do I vote?

Your common shares may be voted by one of the following methods:

•	by traditional paper proxy card (if you requested paper copies of our proxy material(s);
•	by submitting voting instructions via the website identified on your Notice of Internet Availability or on your proxy card (if you requested paper copies of our proxy materials);
•

by submitting voting instructions by telephone via the telephone number identified on your Notice of Internet Availability or on your proxy card (if you requested paper copies of our proxy materials); or

•	in person at the Annual Meeting.

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Submitting Voting Instructions via the Internet or by Telephone. If you are a shareholder of record (i.e., if your common shares are registered with Peoples in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your Notice of Internet Availability or on your proxy card (if you requested a paper copy of our proxy materials). If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone. If so, the voting instruction form your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone. The last-dated proxy or voting instructions you submit (by any means) will supersede any previously-submitted proxies and voting instructions. Also, if you are a shareholder of record and you submit voting instructions via the Internet or by telephone and later decide to attend the Annual Meeting, you may revoke your previously-submitted voting instructions and vote in person at the Annual Meeting.

The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Central Daylight Saving Time, on April 22, 2020. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.

Voting in Person. If you are a record shareholder and you attend the Annual Meeting, you may deliver your completed proxy card in person (if you requested a paper copy of our proxy materials), or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Peoples that your nominee holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the options for revoking your proxy described below do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 24, 2020, the record date for voting at the Annual Meeting.

How do I vote if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?

If you participate in the Peoples Bancorp Inc. Retirement Savings Plan (the “Retirement Savings Plan”), you will be entitled to instruct the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you are such a participant, you will receive a Notice of Internet Availability that provides instructions for accessing our proxy materials over the Internet for the common shares allocated to your account in the Retirement Savings Plan. The Notice of Internet Availability also provides instructions on how you may request a paper or e-mail copy of our proxy materials. You may vote the common shares allocated to your account by following the instructions stated on your Notice of Internet Availability or on your proxy card (if you requested a paper copy of our proxy materials). If you do not provide voting instructions to the trustee of the Retirement Savings Plan by 11:59 p.m., Central Daylight Saving Time, on April 20, 2020, the trustee will not vote the common shares allocated to your account.

How will my common shares be voted?

Those common shares represented by properly-authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so or a properly-executed proxy card (if you requested a paper copy of our proxy materials) that is received prior to the Annual Meeting, and not subsequently revoked, will be voted in accordance with your instructions by your “proxies” (the individuals named in the voting instructions or on your proxy card). If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the proxy card or voting instructions, your proxies will vote your common shares as recommended by the Board, except in the case of broker non-votes, where applicable, as follows:

•	“FOR” the election as Peoples directors of the nominees listed on pages 12 through 15 under “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS”;

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2020 Proxy Statement

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•	“FOR” the non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2020.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

How do I change or revoke my proxy?

Registered shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. If you are a registered shareholder, you may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:

•	filing a written notice of revocation with the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, which must be received prior to the Annual Meeting;
•	executing and returning a later-dated proxy card (if you requested a paper copy of our proxy materials), which must be received prior to the Annual Meeting;
•	accessing the designated Internet website prior to the deadline for transmitting voting instructions electronically;
•	using the designated toll-free telephone number prior to the deadline for transmitting voting instructions telephonically; or
•	attending the Annual Meeting and giving notice of revocation in person.

Attendance at the Annual Meeting will not, by itself, revoke your proxy. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions received from your nominee to change your vote.

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly, by returning your signed proxy card (if you requested a paper copy of our proxy materials) by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?

Under Peoples’ Code of Regulations, a quorum is a majority of the voting shares of Peoples then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 20,768,109 common shares outstanding and entitled to vote on February 24, 2020, the record date for the Annual Meeting. A majority of the outstanding common shares, or 10,384,055 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, a broker may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when a broker holding common shares for a beneficial owner is unable to vote on a proposal because the proposal is non-routine and the beneficial owner has not provided any voting instructions.

The ratification of the appointment of Peoples’ independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

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The following table sets forth the votes required, and the impact of abstentions and broker non-votes, if any, on the three proposals:

Item	Vote Required		Impact of Abstentions and Broker Non-Votes, if any

Election of Directors

Under Ohio law and Peoples’ Code of
Regulations, the nine nominees for
election as directors of Peoples receiving
the greatest number of votes “FOR” their
election will be elected as directors of
Peoples.

• •

Common shares as to which the
authority to vote is withheld will be
counted for quorum purposes, but will
not affect whether a nominee has
received sufficient votes to be elected as a director. However, common shares to which the authority to vote is withheld will be treated as a vote against the nominee for the purpose of the majority vote standard provisions in our Corporate Governance Guidelines.

Broker non-votes will not count as a
vote on the proposal and will not
affect the outcome of the vote.

Approval of Non-Binding Advisory Resolution to Approve Compensation of Peoples’ Named Executive Officers

The affirmative vote of a majority of the
common shares represented at the Annual
Meeting, in person or by proxy, and
entitled to vote on the proposal, is
required to approve the non-binding
advisory resolution to approve the
compensation of Peoples’ named
executive officers as disclosed in this
Proxy Statement.

		• •	Abstentions have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the
common shares represented at the Annual
Meeting, in person or by proxy, and
entitled to vote on the proposal, is
required to ratify the appointment of Ernst
& Young LLP as Peoples’ independent
registered public accounting firm for the
fiscal year ending December 31, 2020.

		•	Abstentions have the same effect as a vote “AGAINST” the proposal.

Peoples’ policy is to maintain confidentiality with respect to proxy cards, ballots, voting instructions submitted electronically and telephonically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and telephonically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

Who pays the costs of proxy solicitation?

Peoples will pay the costs of soliciting proxies on behalf of the Board, other than the Internet access or telephone usage fees, which may be charged to shareholders when voting electronically or by telephone. In addition to mailing the Notice of Internet Availability (or, if applicable, paper copies of the proxy materials) to registered shareholders as of the close of business on February 24, 2020, the brokerage firms, financial institutions and other nominees holding our common shares for beneficial owners of such common shares must provide a notice as to where the beneficial owners can access our proxy materials in order that such common shares may be voted. Solicitation may also be made by directors, officers and employees of Peoples and our subsidiaries by further mailings, telephone, electronic mail, facsimile, or personal contact. Directors, officers and employees who help us in the solicitation will not be specifically compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Peoples will reimburse its transfer agent, as well as brokers, financial institutions and other nominees, for their reasonable out-of-pocket expenses in forwarding the proxy materials to the beneficial shareholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 24, 2020 (except as otherwise noted), information concerning the beneficial ownership of common shares by the only persons known by Peoples to be the beneficial owners of more than 5% of Peoples’ outstanding common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,655,672	(2)	7.97%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,429,524	(3)	6.88%
Peoples Bank - Trustee 138 Putnam Street P.O. Box 738 Marietta, OH 45750-0738	1,192,263	(4)	5.74%

(1)	The “Percent of Class” computation is based on 20,768,109 common shares outstanding and entitled to vote on February 24, 2020.
(2)

Based on information contained in a Schedule 13G/A, dated February 12, 2020 and filed with the SEC on the same date, on behalf of Dimensional Fund Advisors LP, a registered investment adviser, to report its beneficial ownership of common shares of Peoples as of December 31, 2019, and consequently, the beneficial ownership of Dimensional Fund Advisors LP may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 1,591,167 common shares and sole investment power as to 1,655,672 common shares, all of which common shares were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The common shares reported were owned by the investment companies, commingled funds, group trusts and separate accounts. Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported common shares.

(3)

Based on information contained in a Schedule 13G/A, dated February 5, 2020 and filed with the SEC on the same date, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC) of common shares of Peoples as of December 31, 2019, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 1,377,695 common shares and sole investment power as to 1,429,524 common shares.

(4)

Includes Peoples Bank’s beneficial ownership through its trust department, in the following manner: 72,538 common shares with sole voting power; 1,119,725 common shares with shared voting power; 13,702 common shares with sole investment power; and 1,178,561 common shares with shared investment power. The officers and directors of Peoples Bank and of Peoples disclaim beneficial ownership of the common shares beneficially owned by Peoples Bank through its trust department.

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The table below sets forth, as of February 24, 2020, certain information with respect to the common shares beneficially owned by each current director of Peoples (each of whom is a nominee for re-election as a director of Peoples), by each individual named in the “SUMMARY COMPENSATION TABLE FOR 2019” on page 49 and by all current executive officers and directors of Peoples as a group. The table also sets forth additional share interests not reportable as beneficially owned.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Common Shares Presently Held		Percent of Class (2)	Additional Share Interests (3)	Total Share Interests

Tara M. Abraham	6,791	(4)	(5)	11,021	17,812
S. Craig Beam	20,818	(6)	(5)	—	20,818
George W. Broughton	129,050	(7)	(5)	1,929	130,979
David F. Dierker	6,400	(8)	(5)	13,045	19,445
James S. Huggins	7,749	(9)	(5)	6,877	14,626
Brooke W. James	190,273	(10)	(5)	—	190,273
David L. Mead	15,141	(11)	(5)	13,504	28,645
Susan D. Rector	16,447	(12)	(5)	1,975	18,422
John C. Rogers (13)	16,561	(14)	(5)	—	16,561
Carol A. Schneeberger (13)	58,535	(15)	(5)	—	58,535
Robyn A. Stevens (13)	13,204	(16)	(5)	—	13,204
Charles W. Sulerzyski (13)	53,905	(17)	(5)	—	53,905
Douglas V. Wyatt (13)	12,810	(18)	(5)	—	12,810
All current directors and executive officers as a group (numbering 14)	552,905	(19)	2.66%	48,351	601,256

(1)

Unless otherwise indicated in the footnotes to this table, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

(2)	The “Percent of Class” computation is based on 20,768,109 common shares outstanding and entitled to vote on February 24, 2020.
(3)

Represents common shares accrued to the bookkeeping accounts of directors participating in the Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”), as to which the directors have vested ownership interests but do not have voting or investment power with respect to such common shares, or the right to acquire such common shares within 60 days of February 24, 2020.

(4)

Includes 51 common shares held jointly by Tara M. Abraham and her husband, as to which Ms. Abraham exercises shared voting and investment power. Also includes 550 common shares held jointly in an investment account by Ms. Abraham and her husband, as to which Ms. Abraham exercises shared voting and investment power. Does not include 11,021 common shares accrued to Ms. Abraham’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Abraham has no voting or investment power.

(5)	Reflects beneficial ownership of less than 1% of the outstanding common shares.
(6)

Includes 6,230 common shares held in an investment account by S. Craig Beam, as to which Mr. Beam exercises sole voting and investment power. Also includes 8,709 common shares held jointly by Mr. Beam and his wife, as to which Mr. Beam exercises shared voting and investment power. Does not include 1,997 common shares held of record and beneficially owned by Mr. Beam’s wife, as to which Mr. Beam has no voting or investment power and disclaims beneficial ownership.

(7)

Includes 13,542 common shares held in an individual retirement account by Peoples Bank as custodian, as to which George W. Broughton exercises sole voting and investment power. Does not include 14,271 common shares held of record and beneficially owned by Mr. Broughton’s wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 1,929 common shares accrued to Mr. Broughton’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Broughton has no voting or investment power.

(8)

Includes 5,000 common shares held in an investment account by David F. Dierker, as to which Mr. Dierker exercises sole voting and investment power. Does not include 13,045 common shares accrued to Mr. Dierker’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Dierker has no voting or investment power.

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(9)

Includes 123 common shares held jointly by James S. Huggins and his wife, as to which Mr. Huggins exercises shared voting and investment power. Also includes 1,146 common shares held jointly in an investment account by Mr. Huggins and his wife, as to which Mr. Huggins exercises shared voting and investment power. Does not include 6,877 common shares accrued to Mr. Huggins’ bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Huggins has no voting or investment power.

(10)	Includes 8,886 common shares held by Brooke W. James as custodian, as to which Ms. James exercises sole voting and investment power.
(11)

Includes 3,500 common shares held in an investment account by David L. Mead, as to which Mr. Mead exercises sole voting and investment power. Does not include 13,504 common shares accrued to Mr. Mead’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Mead has no voting or investment power.

(12)

Includes 3,522 common shares held in an investment account by Susan D. Rector, as to which Ms. Rector exercises sole voting and investment power. Does not include 1,975 common shares accrued to Ms. Rector’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Rector has no voting or investment power.

(13)	Executive officer of Peoples during the 2019 fiscal year and named in the “SUMMARY COMPENSATION TABLE FOR 2019” on page 49.
(14)

Includes 2,009 common shares held in an investment account by John C. Rogers, as to which Mr. Rogers exercises sole voting and investment power. Also includes 300 common shares held by Mr. Rogers in the Peoples Bancorp Inc. Employee Stock Purchase Plan (the “ESPP”), as to which Mr. Rogers exercises sole voting and investment power. Also includes (i) 2,540 unvested restricted common shares which were granted to Mr. Rogers on February 2, 2018 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” (ii) 3,260 unvested restricted common shares which were granted to Mr. Rogers on February 5, 2019 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” and (iii) 1,823 unvested restricted common shares which were granted to Mr. Rogers on February 10, 2020 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019.” Mr. Rogers has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Rogers at the same time as the underlying restricted common shares vest, if at all.

(15)

Includes 8,997 common shares held jointly by Carol A. Schneeberger and her husband, as to which Ms. Schneeberger exercises shared voting and investment power. Includes 19,700 common shares allocated to the account of Ms. Schneeberger in the Retirement Savings Plan, as to which Ms. Schneeberger has the power to direct the voting and investment. Includes 2,795 common shares held by Ms. Schneeberger in the ESPP. Also includes (i) 2,116 unvested restricted common shares which were granted to Ms. Schneeberger on February 2, 2018 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” (ii) 3,105 unvested restricted common shares which were granted to Ms. Schneeberger on February 5, 2019 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;”and (iii) 1,823 unvested restricted common shares which were granted to Ms. Schneeberger on February 10, 2020 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019.” Ms. Schneeberger has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Ms. Schneeberger at the same time as the underlying restricted common shares vest, if at all.

(16)

Includes 540 common shares allocated to the account of Robyn A. Stevens in the Retirement Savings Plan, as to which Ms. Stevens has the power to direct the voting and investment. Also includes (i) 1,975 unvested restricted common shares which were granted to Ms. Stevens on February 2, 2018 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” (ii) 3,105 unvested restricted common shares which were granted to Ms. Stevens on February 5, 2019 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” and (iii) 1,519 unvested restricted common shares which were granted to Ms. Stevens on February 10, 2020 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019.” Ms. Stevens has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Ms. Stevens at the same time as the underlying restricted common shares vest, if at all.

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(17)

Includes 18,661 common shares held in an investment account by Charles W. Sulerzyski, as to which Mr. Sulerzyski exercises sole voting and investment power. Includes 4,398 common shares held by Mr. Sulerzyski in the ESPP. Also includes (i) 9,031 unvested restricted common shares which were granted to Mr. Sulerzyski on February 2, 2018 and will vest as described in footnote (2) the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” and (ii) 11,180 unvested restricted common shares which were granted to Mr. Sulerzyski on February 5, 2019 and will vest as described in footnote (3) the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” (iii) 7,256 unvested restricted common shares which were granted to Mr. Sulerzyski on February 10, 2020 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019.” Mr. Sulerzyski has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Sulerzyski at the same time as the underlying restricted common shares vest, if at all.

(18)

Includes (i) 2,257 unvested restricted common shares which were granted to Mr. Wyatt on February 2, 2018 and will vest as described in footnote (2) the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” (ii) 3,105 unvested restricted common shares which were granted to Mr. Wyatt on February 5, 2019 and will vest as described in footnote (3) the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019;” and (iii) 1,519 unvested restricted common shares which were granted to Mr. Wyatt on February 10, 2020 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019.” Mr. Wyatt has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Wyatt at the same time as the underlying restricted common shares vest, if at all.

(19)

Includes common shares held jointly by current directors and executive officers with other persons, as well as an aggregate of 20,240 common shares allocated to the accounts of the current executive officers of Peoples in the Retirement Savings Plan. See notes (3), (5) through (11), and (13) through (17) above.

DELINQUENT SECTION 16(a) REPORTS

(Section 16(a) Beneficial Ownership Reporting Compliance)

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Peoples’ directors and executive officers, and any persons beneficially holding more than 10 percent of Peoples’ outstanding common shares, file statements with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Peoples is required to disclose in this Proxy Statement any late statements, if any statements were not filed within the time periods mandated by the SEC. Based solely on Peoples’ review of (i) Section 16(a) reports filed electronically with the SEC on behalf of these persons for their transactions during Peoples’ 2019 fiscal year and (ii) written representations received from these persons that no other Section 16(a) reports were required to be filed by them for transactions during Peoples’ 2019 fiscal year, Peoples believes that all Section 16(a) filing requirements applicable to Peoples’ executive officers and directors, and persons holding more than 10 percent of Peoples’ outstanding common shares, were complied with, except:

•	Charles W. Sulerzyski, President and Chief Executive Officer, filed late one Form 4 reporting one disposition of common shares, which occurred on May 16, 2019, and was reported on May 21, 2019.

TRANSACTIONS WITH RELATED PERSONS

During the 2019 fiscal year, Peoples Bank entered into banking transactions and lending relationships with certain executive officers and directors of Peoples, with members of their respective immediate families and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank.

The above loans were subject to Peoples Bank’s written policies, procedures and standard underwriting criteria applicable to loans generally, and were made in accordance with the Federal Reserve Board’s Regulation O (“Regulation O”) requiring loans to executive officers and directors of Peoples Bank in excess of $500,000 to be approved by the full Board of Directors of Peoples Bank.

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The Board has adopted the Peoples Bancorp Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”), a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The purpose of the Related Person Transaction Policy is to set forth the guidelines and procedures under which certain related person transactions must be reviewed and approved or ratified by the Audit Committee.

A “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: (1) Peoples or one of our subsidiaries was, is or will be a party or participant, or had, has or will have a direct or indirect interest; (2) the amount involved exceeds or is expected to exceed $120,000, or if the limitations prescribed by Regulation O apply, such lesser amount, if any, as may be prescribed by Regulation O; and (3) a related person had, has or will have a direct or indirect interest. A “related person” is a person who is or was a director, an executive officer, or a nominee for election as a director at any time since the beginning of Peoples’ last fiscal year or a five percent shareholder of Peoples at the time of the occurrence or at any time during the existence of the transaction, and their respective immediate family members. Related person transactions deemed pre-approved or ratified, as appropriate, include: (1) any transaction where the related person’s interest arises solely from the ownership of common shares if all shareholders receive the same benefit; (2) any transaction involving compensation to an executive officer of Peoples if the executive officer is not an immediate family member of another executive officer or director of Peoples and the compensation has been approved by the Compensation Committee or the Board; (3) any transaction involving compensation to Peoples’ directors if the compensation is required to be reported pursuant to Item 402(k) of SEC Regulation S-K; (4) any extension of credit by Peoples Bank to an immediate family member of a related person, or extension of credit in respect of which an immediate family member of a related person has an interest, if the extension of credit is not subject to Regulation O and meets certain terms specified in the Related Person Transaction Policy; (5) any transaction where the related person’s interest derives solely from the related person’s position as a director of another corporation or organization that is a party to the transaction; and (6) any transaction where the related person’s interest derives solely from the related person’s direct or indirect ownership of less than 10% of the equity interest in another person (other than a partnership) which is a party to the transaction or ownership of a limited partner interest of less than 10% of the partnership and the related person is not a general partner and does not hold another position in the partnership, with the determination of whether the ownership threshold is exceeded made in accordance with the terms of the Related Person Transaction Policy.

Under the Related Person Transaction Policy, all related person transactions not otherwise pre-approved are referred to the Audit Committee for review and approval or disapproval. The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that the related person transaction is in the best interest of Peoples. In making this determination, the Audit Committee will review and consider all information available to it, which it deems relevant, including:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction computed without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of Peoples or the applicable subsidiary of Peoples;
•	whether the transaction is on terms no less favorable to Peoples or the applicable subsidiary of Peoples than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to Peoples or the applicable subsidiary of Peoples of, the transaction;
•	the impact of the transaction on the related person’s independence; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

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Proposal Number 1: Election of Directors

As of the date of this Proxy Statement, there were nine members of the Board, each of whom is standing for re-election at the Annual Meeting for a one-year term expiring at the 2021 Annual Meeting.

Upon the recommendation of the Governance and Nominating Committee, at the September 26, 2019 Board meeting, the Board increased the number of directors to 10 and elected Timothy J. Lathe as a director to fill the newly-created vacancy. Mr. Lathe was elected as a director for a term expiring at the 2020 Annual Meeting. Mr. Lathe was identified by the Governance and Nominating Committee through a search process led by the Chair of the Governance and Nominating Committee.

On January 26, 2020, Mr. Lathe notified Peoples of his decision to resign from the Board effective January 26, 2020.

On February 27, 2020, the Board fixed the number of directors of Peoples at nine to reflect the number of directors remaining on the Board following Mr. Lathe’s resignation.

Board Highlights

If approved at the Annual Meeting of Shareholders, the Board would have the following characteristics:

Majority Vote Standard

We have adopted provisions in our Corporate Governance Guidelines providing that, in an election where the only nominees are those recommended by the Board, any nominee for election as a director who receives a greater number of votes “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”) will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Governance and Nominating Committee will promptly consider the tendered resignation and will recommend to the full Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred (the “Shareholder Meeting Date”). In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee will consider factors deemed relevant by the Governance and Nominating Committee members, including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Peoples, the reasons underlying the Majority Withheld Vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and our Corporate Governance Guidelines.

The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the Shareholder Meeting Date. In considering the Governance and Nominating Committee’s recommendation, the Board will consider the factors considered by the Governance and Nominating Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Governance and Nominating Committee’s recommendation, Peoples will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the SEC.

If one or more directors’ resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to the Majority Withheld Vote provision will not participate in the Governance and Nominating Committee recommendation, or the Board consideration, regarding whether to accept or reject the tendered resignation. If a majority of the members of the Governance and Nominating Committee were to receive a Majority Withheld Vote at the same election, then the independent directors who are then members of the Board and did not receive a Majority Withheld Vote will automatically be appointed to a special Board committee solely

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for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject the tendered resignations.

Recommendation and Vote Required

The Board proposes that each of the nominees identified below be re-elected for a new one-year term and until the nominee’s successor is duly elected and qualified, or until the nominee’s earlier resignation, removal from office or death. The Governance and Nominating Committee recommended each nominee for re-election.

The nominees for election as director receiving the greatest number of votes “FOR” election as a director of Peoples will be elected. Except in the case of broker non-votes, common shares represented by properly-authenticated Internet or telephone voting instructions, that are submitted prior to the deadline for doing so, or by properly-executed and returned proxy cards, will be voted as specified or, if no instructions are given, “FOR” the election of the Board’s nominees. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions. However, common shares to which the authority to vote is withheld will be treated as a vote against the nominee for the purpose of the majority vote standard provisions in our Corporate Governance Guidelines. Broker non-votes will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.

Nominees

The following table gives certain information, as of the date of this Proxy Statement, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of Peoples Bank.

Tara M. Abraham

Age: 53 Director Continuously Since: 2012

Chairwoman and Co-CEO of Accel Inc., a contract manufacturing and assembly company. Co-owner of TaDa Holdings LLC, a holding company for eight businesses in the areas of real estate and business investment, product development and temporary staffing. Co-owner of Accel Business Solutions LLC, a company that sells and distributes technology. Co-owner of TMA Licensing LLC, a company that licenses retail products and consumer packaged goods. Co-owner of TMA Consulting LLC, a business consulting firm. All of these entities are based in New Albany, Ohio. Board Member of the Women’s Business Enterprise National Council since 2007 and a former Board member of the National Women Business Council (2011-2014).

Ms. Abraham brings to the Board the perspective of an accomplished entrepreneur, business investor and strategist, with an in-depth knowledge of the retail industry. Ms. Abraham is a successful business operator in a market served by Peoples. She is also a dedicated supporter and advocate of women-owned businesses and is actively involved with a variety of philanthropic boards and organizations serving central Ohio. In 2018, she earned a CERT Certification in Cyber Security Oversight from Carnegie Mellon University.

S. Craig Beam

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Age: 68 Director Continuously Since: 2015

Co-Owner of Thorobeam Farm, LLC, a thoroughbred horse business headquartered in Sabina, Ohio, since 2006, and private investor since his retirement in 1999. He sold his sand, gravel and stone production business in 1999 after 28 years of ownership and operation. He was a member of the

Board of Directors of NB&T Financial Group, Inc., a bank holding company headquartered in Wilmington, Ohio (“NB&T”), from 1990 until March 6, 2015, when NB&T merged into Peoples. During that time, he served on and chaired NB&T’s Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Beam was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement between Peoples and NB&T.

Mr. Beam brings to the Board many years of experience as a board member of a publicly-traded bank holding company and an in-depth knowledge of the southwest Ohio markets served by Peoples.

George W. Broughton

Age: 62 Director Continuously Since: 1994

Owner and President of Broughton Commercial Properties, LLC, a commercial properties rental company and coffee service distributor. Chairman of Broughton Foundation, a nonprofit charitable foundation, and Broughton Park, a park facility owned by the Broughton Foundation and made available to the public. President and Controller of George Broughton Family LP, an asset management company. Owner and President of GWB Oil & Gas LLC, an independent oil and gas producing company. All of these entities are based in Marietta, Ohio. Director of Peoples Bank Foundation, Inc. since December 2003. Mr. Broughton has served as Vice Chairman of the Boards of Peoples and Peoples Bank since July 2013.

Mr. Broughton brings substantial experience in various small business ventures representing a number of different industries to the Board. His extensive experience and proven general business and leadership skills are valuable to the Board and enhance its overall capabilities. Mr. Broughton’s service as a director of Peoples since 1994 allows him to provide valuable perspective to the Board about issues affecting local and regional businesses in Peoples’ market area.

David F. Dierker

Age: 62 Director Continuously Since: 2014

Retired banking executive with SunTrust Banks, Inc., a financial services company headquartered in Atlanta, Georgia. Mr. Dierker held various senior level positions with SunTrust Banks, Inc. from 1996 until his retirement in 2013, including serving as Chief Administrative Officer from 2006 to 2013.

Mr. Dierker brings to the Board more than 36 years of experience working with financial institutions, including roles in finance and administration. In his role as Chief Administrative Officer of SunTrust Banks, Inc., he directed a variety of corporate functions, such as human resources, internal audit, business strategy, supplier management, corporate real estate, regulatory reform and corporate communications. His extensive industry experience and financial expertise make him a valuable asset to the Board and, in particular, the Audit Committee and the Risk Committee.

James S. Huggins

Age: 63 Director Continuously Since: 2012

Attorney-At-Law, Of Counsel, Theisen Brock, a Legal Professional Association, a law firm located in Marietta, Ohio (“Theisen Brock”) where he has practiced law since 1981. The status of Mr. Huggins with Theisen Brock changed from “partner” to “of counsel” on January 1, 2017, at which time he no longer owned a partnership interest in the firm. Director of Peoples Bank Foundation, Inc. since June 2016.

Mr. Huggins has over 38 years of experience as a practicing attorney in the areas of commercial law, creditor’s rights, and oil and gas law. In addition to his expertise in these areas, he brings to the Board a wealth of knowledge of the Marietta, Ohio and Parkersburg, West Virginia market areas, having lived and worked in Marietta, Ohio since 1981.

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Brooke W. James

Age: 47 Director Continuously Since: 2015

Partner and co-business administrator for WMSALL Farms, her family’s farming operation in Wilmington, Ohio, since 1999. School teacher at the Columbus School for Girls in Columbus, Ohio, from 2001 to 2005. She was a member of the Board of Directors of NB&T from 2005 until March 6, 2015, when NB&T merged into Peoples. During that time, she served on NB&T’s Audit Committee. Ms. James was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement between Peoples and NB&T.

Ms. James brings to the Board many years of experience as a board member of a publicly-traded bank holding company and knowledge of the southwest Ohio markets served by Peoples. As a significant shareholder of Peoples, she also provides the Board with insight into the expectations of Peoples’ shareholders.

David L. Mead

Age: 64 Director Continuously Since: 2006

Associate Professor on the business faculty of Marietta College, located in Marietta, Ohio, from August 2011 through the end of the 2015-2016 academic year. Formerly interim President and Chief Executive Officer of Peoples from August 2010 until April 2011, interim President and Chief Executive Officer of Peoples Bank from August 2010 until April 2011, and interim President of Peoples Insurance Agency, LLC from December 2010 until April 2011. Prior to his service with Peoples and our subsidiaries, Mr. Mead served as Vice President for Business Affairs at Otterbein University, located in Westerville, Ohio, from September 2006 until June 2010; Associate Professor of Finance at Marietta College from August 2004 to September 2006; Chief Financial Officer and Treasurer of First Place Financial Corp., headquartered in Warren, Ohio, from December 2002 to June 2004; and Treasurer of First Place Bank, headquartered in Warren, Ohio, from May 2002 to December 2002. Mr. Mead has served as Chairman of the Board of Peoples and Peoples Bank since May 2016. Mr. Mead has been a Certified Public Accountant since 1978.

Mr. Mead’s previous role as interim President and Chief Executive Officer of Peoples has provided him with intimate knowledge of the Peoples organization and its operations. Mr. Mead’s 26 years of banking experience and his previous executive positions with bank holding companies provide significant value to the collective knowledge of our organization and the Board. His extensive experience, professional certification as a Certified Public Accountant, financial expertise and background are also assets to the Board. In addition, Mr. Mead’s service as a director of Peoples Bank since 2005 and of Peoples since 2006 has provided valuable perspective to the Board in the areas of financial oversight, audit, accounting, and general financial knowledge relevant to the financial services industry.

Susan D. Rector

Age: 61 Director Continuously Since: 2011

Attorney-At-Law, Partner in the law firm of Peterson Connors LLP in Columbus, Ohio since April 2017. Partner in the law firm of Ice Miller LLP (formerly Schottenstein, Zox & Dunn Co., LPA) in Columbus, Ohio from 1987 until April 2017.

Ms. Rector brings to the Board valuable experience as an attorney, practicing primarily in the areas of intellectual property law, information technology law and business transactions, including business formations, restructurings, and mergers and acquisitions. Her extensive experience in assisting both start-up and established businesses with complex technology, information technology and e-commerce issues provide significant value to the Board as the Internet and mobile operations of Peoples Bank continue to grow. Her practice with regulated entities provides experience with compliance issues and governmental oversight. She also has over 26 years of experience serving on nonprofit boards where she has focused on trustee nominations, board governance and oversight.

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Charles W. Sulerzyski

Age: 62 Director Continuously Since: 2011

President and Chief Executive Officer of Peoples and Peoples Bank since April 2011. Member of the Board of Managers of Peoples Insurance Agency, LLC since 2011, serving as President from April 2011 to April 2012, and from June 2015 until October 2015. Formerly Regional President of the Great Lakes Region for KeyBank, N.A., a national bank located in Cleveland, Ohio, from 2005 to 2010; Managing Director at Marsh & McClennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions, from 2000 to 2005; and Executive Vice President, Community Banking Group, at The Provident Bank, Cincinnati, Ohio, from 1996 to 2000. Director of Peoples Bank Foundation, Inc. since May 2011.

Mr. Sulerzyski’s role as President and Chief Executive Officer of Peoples and Peoples Bank provides him with intimate knowledge of the organization and its operations through his day-to-day management responsibilities. In addition, Mr. Sulerzyski’s service as a director allows him to share this valuable day-to-day perspective with the full Board. Mr. Sulerzyski’s many years of experience as a financial services executive also allow him to bring extensive industry knowledge in banking, insurance and investment organizations to the Board.

While it is contemplated that all nominees will stand for re-election at the Annual Meeting, if one or more nominees at the time of the Annual Meeting should be unable to serve or for good cause will not serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the re-election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board following recommendation by the Governance and Nominating Committee, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, Peoples will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. The Board knows of no reason why any of the nominees named above would be unavailable or unable to serve if re-elected to the Board.

There are no family relationships among any of the directors, nominees for election as a director and executive officers of Peoples.

None of the directors of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.

EXECUTIVE OFFICERS

The following individuals serve as the executive officers of Peoples as of the date of this Proxy Statement. Each executive officer is elected annually and serves at the pleasure of the Board. The age of each executive officer as of the date of this Proxy Statement, the positions presently held by each executive officer with Peoples and our principal subsidiaries, and each executive officer’s individual business experience are set forth below.

Name	Age	Position

Charles W. Sulerzyski	62	President and Chief Executive Officer
John C. Rogers	59	Executive Vice President, Chief Financial Officer and Treasurer
Carol A. Schneeberger	63	Executive Vice President, Chief Administrative Officer
Douglas V. Wyatt	58	Executive Vice President, Chief Commercial Banking Officer
Robyn A. Stevens	51	Executive Vice President, Chief Credit Officer
M. Ryan Kirkham	45	Executive Vice President, General Counsel

Mr. Sulerzyski serves as President and Chief Executive Officer of both Peoples and Peoples Bank, positions he has held since April 2011. Mr. Sulerzyski serves as a member of the boards of directors of Peoples and Peoples Bank, and as a member of the Board of Managers of Peoples Insurance Agency, LLC. From April 2011 to April 2012, and from June 2015 to October 2015, he served as President of Peoples Insurance Agency, LLC. Prior to joining Peoples, he served as Regional President of the Great Lakes Region for KeyBank, N.A., a national bank located in Cleveland, Ohio,

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from 2005 to 2010. From 2000 to 2005, Mr. Sulerzyski was a Managing Director at Marsh & McClennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions; and from 1996 to 2000, he served as Executive Vice President, Community Banking Group, at The Provident Bank, in Cincinnati, Ohio.

Mr. Rogers serves as Executive Vice President, Chief Financial Officer and Treasurer of Peoples and Peoples Bank, positions he has held since November 2015. Prior to joining Peoples, Mr. Rogers worked for PNC Financial Services Group, Inc. (“PNC”) in Pittsburgh, Pennsylvania, from 2001 to October 2015. Mr. Rogers served at PNC as Risk Executive from 2011 to 2015, Executive Vice President and Chief Financial Officer, Retail Business Banking from 2003 to 2011, and Vice President and Chief Financial Officer, Consumer Lending from 2001 to 2003. Mr. Rogers worked as a Senior Manager for Ernst & Young LLP in Pittsburgh, Pennsylvania, from 1998 to 2001, and as Regional Line of Business Audit Director for PNC in Pittsburgh, Pennsylvania, from 1991 to 1998. He worked as an Audit Manager for Price Waterhouse LLP in Buffalo, New York, from 1982 to 1991.

Ms. Schneeberger, a Certified Public Accountant, serves as Executive Vice President, Chief Administrative Officer of Peoples and Executive Vice President, Chief Administrative Officer and Cashier of Peoples Bank, positions she has held since July 2011. From April 1999 to July 2011, she served as Executive Vice President, Operations of Peoples, and from February 2000 to July 2011, she served as Executive Vice President, Operations and Cashier of Peoples Bank. From April 2007 to May 2008, Ms. Schneeberger served as interim Chief Financial Officer and Treasurer of both Peoples and Peoples Bank. From October 1988 to April 1999, Ms. Schneeberger was Vice President of Operations of Peoples. Prior thereto, she was Auditor of Peoples from August 1987 to October 1988 and Auditor of Peoples Bank from January 1986 to October 1988. Ms. Schneeberger joined Peoples Bank in 1977. On October 15, 2019, Peoples announced that Ms. Schneeberger intends to retire from her positions with Peoples and Peoples Bank effective March 31, 2020.

Mr. Wyatt serves as Executive Vice President, Chief Commercial Banking Officer of both Peoples and Peoples Bank, positions he has held since April 2017. From April 2016 until April 2017, Mr. Wyatt served as Executive Vice President, Commercial Banking of Peoples Bank, where he led Peoples Bank’s commercial line of business efforts in the central and southeastern portions of Ohio, as well as in West Virginia and Kentucky. Prior to joining Peoples, Mr. Wyatt worked for Fifth Third Bank in Cincinnati, Ohio from 2005 to April 2016. Mr. Wyatt served at Fifth Third Bank as Executive Vice President, Senior Commercial Banker, from 2006 to 2016, and as Vice President, Commercial Banking Division, from 2005 to 2006. Prior to 2006, Mr. Wyatt worked for 16 years at U.S. Bank, National Association, in Cincinnati, Ohio.

Ms. Stevens serves as Executive Vice President, Chief Credit Officer of both Peoples and Peoples Bank, positions she has held since June 2016. From January 2012 until June 2016, she served as Senior Vice President, Credit Administration of Peoples Bank. Ms. Stevens managed Peoples Bank’s loan and appraisal review functions from 1997 to 2011. Prior to 1997, Ms. Stevens worked for five years with Bank One in Marietta, Ohio. On March 2, 2020, Peoples announced that Ms. Stevens would be resigning from her positions as Executive Vice President, Chief Credit Officer of each of Peoples and Peoples Bank and would be appointed to a part-time position as Senior Vice President, Senior Credit Officer of Peoples Bank, each to be effective April 1, 2020.

Mr. Kirkham serves as Executive Vice President, General Counsel and Corporate Secretary of Peoples, and Executive Vice President, General Counsel of Peoples Bank, positions he has held since January 2019. Mr. Kirkham has served as Corporate Secretary of Peoples since November 2011, Secretary of Peoples Insurance Agency, LLC since December 2011, and as a director and Secretary of Peoples Investment Company since April 2018. Mr. Kirkham served as General Counsel of Peoples from January 2015 to January 2019 and as Corporate Counsel for Peoples from November 2011 to January 2015. He served as Senior Vice President, General Counsel of Peoples Bank from January 2015 to January 2019, and as Senior Vice President, Corporate Counsel of Peoples Bank from January 2013 to January 2015. From November 2011 to January 2013, Mr. Kirkham served as Vice President, Corporate Counsel of Peoples Bank. Mr. Kirkham joined Peoples Bank as Associate Counsel in June 2010, and served in that role until November 2011. Prior to joining Peoples, Mr. Kirkham practiced law from 2005 to 2010 with the law firms of Strauss & Troy LPA and Graydon Head & Ritchey LLP, each in Cincinnati, Ohio. From 1996 to 2005, Mr. Kirkham worked for First Financial Bank in Hamilton, Ohio.

None of the executive officers of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.

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THE BOARD AND COMMITTEES OF THE BOARD

The Board has adopted the Peoples Bancorp Inc. Corporate Governance Guidelines, a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The Board has also adopted the Code of Ethics for Directors, Officers and Employees of Peoples Bancorp Inc. and its Subsidiaries (“Code of Ethics”), a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com.

Independence of Directors

The rules (the “Nasdaq Rules”) of The Nasdaq Stock Market (“Nasdaq”) require that a majority of the members of the Board be independent directors. The definition of an independent director for purposes of the Nasdaq Rules includes a series of objective criteria, which the Board has used in determining whether its members are independent.

Peoples is led by Charles W. Sulerzyski, who serves as President and Chief Executive Officer and as a director, and David L. Mead, an independent director who serves as non-executive Chairman of the Board, a position he has held since May 2016. George W. Broughton, an independent director, serves as non-executive Vice Chairman of the Board, a position he has held since July 2013. The Board is comprised of Mr. Sulerzyski and eight non-management directors, all of whom are independent as of the date of this Proxy Statement. Peoples believes that the independent directors provide objective oversight of management performance as a key component of efficient corporate governance and overall risk management. The Board has determined that the most effective leadership structure for Peoples is for a different person to serve as each of the Chief Executive Officer and the Chairman of the Board, coupled with independent chairs of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The Board regularly deliberates and discusses what it believes is the appropriate leadership structure based upon the needs of Peoples in order to provide effective oversight of management.

In addition to considering the objective criteria, as required by the Nasdaq Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out the responsibilities of a director. In making these independence determinations, the Board has reviewed, considered and discussed each director’s business and personal relationships, both direct and indirect, if any, with Peoples and our subsidiaries, and the compensation and other payments each director and such director’s immediate family members have, both directly and indirectly, received from or made to Peoples and our subsidiaries and presently expect to receive from or make to Peoples and our subsidiaries. Based on that review, consideration and discussion, the Board has determined that at least a majority of its members qualify as independent directors.

The Board has further determined that each of the following directors has no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the individual’s capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank, ownership of common shares of Peoples as described in this Proxy Statement and, in the case of Mr. Mead, service for a period of approximately nine months as interim President and Chief Executive Officer of Peoples and Peoples Bank) and thus qualifies as independent: Tara M. Abraham; S. Craig Beam; George W. Broughton; David F. Dierker; James S. Huggins; Brooke W. James; David L. Mead; and Susan D. Rector.

The Board also determined that during his service from September 26, 2019 through his resignation date of January 26, 2020, Timothy J. Lathe qualified as an independent director because he had no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank and ownership of common share of Peoples).

Charles W. Sulerzyski does not qualify as an independent director, because he serves as an executive officer of Peoples and Peoples Bank.

Executive Sessions

In accordance with applicable Nasdaq Rules, the independent directors were given the opportunity to meet in executive session during each meeting of the Board and at such other times as the independent directors deemed necessary. Each executive session is presided over by the Chairman of the Board.

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Meetings of the Board and Attendance at Annual Meetings of Shareholders

The Board held 13 meetings during the 2019 fiscal year. Each incumbent director attended 89% or more of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served, in each case during his or her period of service.

Peoples encourages all director nominees to attend each annual meeting of shareholders. All of the incumbent directors attended Peoples’ last annual meeting of shareholders held on April 25, 2019.

Committees of the Board

The Board has five standing committees: Audit, Compensation, Executive, Governance and Nominating, and Risk. Each of the standing committees is chaired by a separate independent director. The Audit Committee and the Risk Committee are charged with the majority of the risk oversight responsibilities of the Board. The Compensation Committee evaluates, with Peoples’ senior risk officer, all risks posed by Peoples’ executive compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs may pose to Peoples and to ensure that the programs do not encourage participants to take unnecessary or excessive risks that threaten the value of Peoples. These evaluations are conducted in accordance with guidance from applicable federal regulators. The Audit Committee, the Compensation Committee and the Risk Committee are focused on maintaining our key risks within acceptable tolerances and work in concert to provide enterprise-wide oversight. Each committee’s role and its interaction with the full Board regarding the committee’s oversight responsibilities are described more fully below. Through these committees and effective working relationships with management, the Board is able to effectively monitor and maintain an active role in the oversight of the key aspects of the risks to which Peoples is exposed. Peoples believes that this risk oversight structure, coupled with Peoples’ leadership structure of having an independent director serve as Chairman of the Board, maximizes the independence and objectivity of the Board in carrying out its functions.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Audit Committee is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. Among other duties set forth in its charter, the Audit Committee is responsible for:

•	overseeing the accounting and financial reporting processes of Peoples;
•	overseeing the audits of the consolidated financial statements of Peoples;
•

appointing, terminating, compensating and overseeing the work of Peoples’ independent registered public accounting firm, including resolving any disagreements between Peoples’ management and Peoples’ independent registered public accounting firm regarding financial reporting;

•	pre-approving all audit and non-audit services provided by Peoples’ independent registered public accounting firm;
•

discussing with Peoples’ independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards and reviewing all relationships between Peoples’ independent registered public accounting firm and Peoples and our subsidiaries;

•

discussing with management, the auditors performing Peoples’ internal audit function (the “Internal Auditors”) and Peoples’ independent registered public accounting firm the adequacy and effectiveness of Peoples’ internal control over financial reporting and related accounting and financial controls;

•

reviewing with the Internal Auditors and Peoples’ independent registered accounting firm annually, before each audit begins, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation;

•	reviewing and approving an internal audit contingency plan addressing how internal audits will be completed if the Internal Auditors cannot complete their audit plan;

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•	appointing, terminating, compensating, and overseeing the Internal Auditors, including approving the scope of the internal audit, and overseeing the operation and performance of the Internal Auditors;
•

naming, defining the overall roles and responsibilities of and assessing the effectiveness of, an individual within management to act as a liaison between the Internal Auditors, the Board and management;

•

reviewing all transactions with related persons required to be reported to the Audit Committee under the Related Person Transaction Policy for potential conflict of interest situations, and approving or ratifying such transactions as appropriate;

•

reviewing Peoples’ earnings press releases, earnings conference call scripts, and financial statements and related disclosures in Peoples’ periodic reports, and any other public disclosures containing material non-public financial information;

•	setting hiring policies for employees or former employees of Peoples’ independent registered public accounting firm;
•	establishing and reviewing the procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal controls or auditing matters;
•

receiving from Peoples’ General Counsel reports of evidence of a material violation of securities laws, breaches of fiduciary duty, a material violation of similar laws and asserted claims and liabilities that may have a material impact on Peoples’ consolidated financial statements;

•

reviewing with the Internal Auditors and Peoples’ counsel, legal and regulatory matters that may have a material impact on Peoples’ consolidated financial statements, related compliance policies of Peoples and compliance with Peoples’ Code of Ethics and programs and reports received from regulatory agencies;

•

assisting the Board in the oversight of the performance of Peoples’ independent registered public accounting firm, and the independent registered public accounting firm’s qualifications and independence;

•	preparing the report of the Audit Committee required to be included in Peoples’ annual Proxy Statement;
•	preforming the duties required by applicable laws and regulations to be performed by the audit committee for Peoples Bank, in its capacity as an Ohio state-chartered bank;
•	performing the duties required by applicable laws and regulations to be performed by the fiduciary audit committee for Peoples Bank, in its capacity as a bank exercising fiduciary powers; and
•	other duties and responsibilities as may be delegated to the Audit Committee by the Board.

The Audit Committee held 12 meetings during the 2019 fiscal year. The “AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019” appears beginning on page 64.

The Audit Committee is currently comprised of five directors: George W. Broughton; S. Craig Beam; David F. Dierker (Chair); Brooke W. James; and David L. Mead. Each of these directors, with the exception of Mr. Beam and Mr. Broughton, served as a member of the Audit Committee throughout the entire 2019 fiscal year. Mr. Beam and Mr. Broughton were appointed as members of the Audit Committee on April 25, 2019. The Board has determined that each of the current members of the Audit Committee qualifies as an independent director for purposes of Rule 10A-3 under the Exchange Act and under the applicable Nasdaq Rules.

The Board has concluded that each member of the Audit Committee is able to read and understand fundamental financial statements, including Peoples’ balance sheet, income statement and cash flow statement. Based upon their respective backgrounds, knowledge, qualifications, experience and professions, the Board has determined that David F. Dierker and David L. Mead qualify as “audit committee financial experts” under the SEC’s rules, and as “financially sophisticated” for purposes of the applicable Nasdaq Rules.

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Compensation Committee

The Compensation Committee is currently comprised of four directors: Tara M. Abraham; S. Craig Beam; David L. Mead; and Susan D. Rector (Chair). Each of these directors, with the exception of Ms. Abraham, served as a member of the Compensation Committee throughout the entire 2019 fiscal year. Ms. Abraham was appointed as a member of the Compensation Committee on April 25, 2019. George W. Broughton served as a member of the Compensation Committee in 2019 from January 1, 2019 until April 25, 2019. The Board has determined that each of the current members of the Compensation Committee qualifies, and that during his period of service in the 2019 fiscal year, Mr. Broughton qualified, as (i) an “independent director” under the applicable Nasdaq Rules, including those specifically applicable to members of a compensation committee, and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Compensation Committee is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.

The primary function of the Compensation Committee is to review and approve, on behalf of the Board, management recommendations regarding all forms of compensation to be provided to the executive officers and other designated employees of Peoples and our subsidiaries, including incentive-based compensation, equity-based compensation, bonus compensation, perquisites, employee benefits and salary programs. In carrying out this function, the Compensation Committee is responsible for reviewing and approving individual and corporate goals and objectives, relevant to the compensation of Peoples’ executive officers and other employees designated by the Board, evaluating such individuals’ performance in light of those goals and objectives, and determining compensation based on that evaluation.

The Compensation Committee administers Peoples’ Third Amended and Restated 2006 Equity Plan (the “2006 Plan”), the Peoples’ Employee Stock Purchase Plan (“ESPP”) and Peoples’ incentive programs, and approves grants of awards under the 2006 Plan and the incentive programs in compliance with applicable securities and tax laws. The Compensation Committee also undertakes such other responsibilities as the full Board may from time to time prescribe.

The Compensation Committee held eight meetings during the 2019 fiscal year. Its Chair determines the agenda for the meetings with the assistance of Peoples’ Chief Human Resources Officer, who serves as Secretary to the Compensation Committee. The Compensation Committee reviewed management’s recommendations on, and approved, all forms of compensation provided to the executive officers. The Compensation Committee also reviewed recommendations regarding all forms of compensation for directors of Peoples and our subsidiaries and made recommendations to the Board for its consideration. Additionally, the Compensation Committee reviewed and approved all equity-based compensation and cash incentives under Peoples’ incentive programs, as well as perquisites, employee benefits, salary programs, and human resources policies and procedures for employees of Peoples and our subsidiaries. The Compensation Committee also reviewed and approved the goals and objectives for the 2019 fiscal year relevant to the compensation of Peoples’ executive officers, and recommended the 2019 fiscal year corporate performance goals to the Board, which were subsequently approved by the Board. The Compensation Committee evaluated the executive officers’ performance in light of those goals and objectives for the 2019 fiscal year and determined the compensation earned by each executive officer based on that evaluation. At least annually, the Compensation Committee or the full Board reviews and discusses Peoples’ management succession and development activities. The Compensation Committee also provides recommendations to the full Board on compensation-related proposals to be considered at Peoples’ annual meetings of shareholders and is responsible for reviewing and considering with Peoples’ management the results of votes on those proposals. The Compensation Committee also reviews and approves the plan design and structure of insurance benefits for officers, directors and employees of Peoples and our subsidiaries.

The Compensation Committee has the authority to retain one or more compensation consultants or advisors to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant or advisor, including sole authority to approve the fees and other retention terms of any consultant or advisor. The Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) as the Compensation Committee’s compensation and benefits consultant for 2019. The Compensation Committee has direct access to its compensation and benefits consultant and may engage the consultant on an as needed basis for advice with respect to the amount and form of executive and director compensation. Pay Governance does not provide services to Peoples or its subsidiaries other than those provided to or at the request of the Compensation Committee. Please see the discussion of the consulting services provided to the Compensation Committee by Pay Governance in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS - Setting Executive Compensation” beginning on page 26 of this Proxy Statement.

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The Compensation Committee determined that the work of Pay Governance during the 2019 fiscal year did not raise any actual conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including (1) whether Pay Governance provided any other services to Peoples; (2) the amount of fees received from Peoples by Pay Governance as a percentage of the firm’s total revenue; (3) Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with a member of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and Pay Governance or the individual compensation consultants providing services to Peoples.

The section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” regarding executive compensation for the 2019 fiscal year appears beginning on page 26, and the “COMPENSATION COMMITTEE REPORT” for the 2019 fiscal year appears beginning on page 48 of this Proxy Statement.

Executive Committee

The Executive Committee is currently comprised of seven directors: George W. Broughton; David F. Dierker; James S. Huggins; Brooke W. James; David L. Mead (Chair); Susan D. Rector; and Charles W. Sulerzyski. Each of these directors served as a member of the Executive Committee throughout the entire 2019 fiscal year. The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Executive Committee is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The Executive Committee did not meet during the 2019 fiscal year.

The responsibilities of the Executive Committee include exercising, during the intervals between the meetings of the Board, all the powers of the Board in the management of the business, properties and affairs of Peoples, including authority to take all action provided in Peoples’ Code of Regulations to be taken by the Board, not delegated to another Board committee. However, the foregoing is subject to the applicable provisions of law and the limitations contained in the Executive Committee’s charter.

Governance and Nominating Committee

The Governance and Nominating Committee is currently comprised of five directors: Tara M. Abraham; George W. Broughton; David F. Dierker; Brooke W. James (Chair) and Susan D. Rector. Each of these directors served as a member of the Governance and Nominating Committee throughout the entire 2019 fiscal year. The Board has determined that each of the current members of the Governance and Nominating Committee qualifies as an independent director under applicable Nasdaq Rules.

The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Governance and Nominating Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary. The Governance and Nominating Committee held five meetings during the 2019 fiscal year.

The Governance and Nominating Committee is primarily responsible for:

•

establishing and articulating qualifications, desired background and selection criteria for members of the Board consistent with any eligibility requirements set forth in Peoples’ Code of Regulations, considering such factors as the Governance and Nominating Committee deems appropriate;

•	identifying and evaluating Board candidates and periodically reviewing the procedures used by the Governance and Nominating Committee in such identification and evaluation processes;
•

screening and making recommendations to the full Board of qualified candidates for election, nomination or appointment to the Board, including nominees for re-election as directors and candidates to fill vacancies;

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•	evaluating and recommending to the Board determinations of Board member independence and of financial expertise and financial sophistication with respect to Audit Committee members;
•	recommending assignments to committees of the Board and chairs of Board committees for consideration by the Board;
•

reviewing with the Chairman of the Board, or another director designated by the Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples’ Code of Ethics, Peoples’ Code of Regulations or Peoples’ Corporate Governance Guidelines;

•

periodically administering and reviewing with the Chairman of the Board, or another director designated by the Board, an evaluation of the processes and performance of the Board and the Board’s committees, and reporting such review to the Board;

•	recommending to the full Board for its consideration the number of members to serve on the Board;
•

periodically reviewing Peoples’ Code of Ethics and the Related Person Transaction Policy and recommending changes, as deemed necessary or appropriate by the Governance and Nominating Committee, to the Board for approval;

•	reviewing and reporting to the Board on board education opportunities and additional corporate governance matters as necessary or as directed by the Chairman of the Board or the Board as a whole;
•	overseeing the orientation and education of new and continuing members of the Board
•	developing and recommending to the Board a set of Corporate Governance Guidelines applicable to Peoples and periodically reviewing the same; and
•

reviewing the appropriateness of continued Board service by a Board member who changes his or her principal occupation from that held when elected to the Board and volunteers to resign from the Board for such reason.

The Governance and Nominating Committee engaged Steinberg Governance Advisors, Inc. (“Steinberg”) in 2019 to help the Board assess and enhance its performance. Steinberg conducted a review of the Board’s boardroom dynamics, with a focus on how the Board operates as a unit, with the objective of enabling the Board to add greater value to Peoples and its shareholders. Steinberg’s review included a facilitated peer review of the attributes and skill sets of each of the directors.

Risk Committee

The Risk Committee is currently comprised of eight directors: Tara M. Abraham; S. Craig Beam; George W. Broughton; David F. Dierker; James S. Huggins (Chair); Brooke W. James; David L. Mead; and Susan D. Rector. Each of these directors served as members of the Risk Committee throughout the entire 2019 fiscal year. Timothy J. Lathe was appointed to the Risk Committee concurrently with his election to the Board on September 26, 2019, and served through the remainder of the 2019 fiscal year. During 2019, the Board determined that each of the members of the Risk Committee, except Mr. Huggins, qualified, and that during his period of service in the 2019 fiscal year, Mr. Lathe qualified, as an independent director under applicable Nasdaq Rules. Mr. Huggins became an independent director effective January 1, 2020. Accordingly, all current members of the Risk Committee qualify as independent directors under applicable Nasdaq Rules.

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The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board, which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The primary responsibilities of the Risk Committee are:

•	reviewing and annually approving Peoples’ enterprise risk management framework and policy;
•	reviewing and recommending that the full Board approve Peoples’ risk appetite, risk tolerances, risk targets and risk limits on an annual basis;
•	reviewing and monitoring management of credit, liquidity, market, compliance and legal, operational, IT operational, strategic, and reputation risks through the enterprise risk management framework;
•

reviewing management’s analysis of potential scenarios and future emerging risks that would have a material impact on the earnings, capital and/or dividends of Peoples, and ensuring that residual risk exposures are within desired levels, and when they are not that management’s responses and any plans of action are reasonable;

•

approving limits and/or operating guidelines for Peoples’ material risks, including credit, market and operational risks, on at least an annual basis, and reviewing the trend and current risk levels of Peoples and monitoring compliance with established limits;

•

reviewing the structure, operation and effectiveness of Peoples Bank’s Compliance Department at least annually, including whether such Compliance Department has adequate resources and authority to perform its responsibilities;

•	reviewing and approving Peoples Bank’s major compliance policies;
•

receiving and reviewing reports on the results of compliance risk assessments and the results of compliance testing and audits performed by Peoples Bank’s Compliance Department, Internal Auditors and/or consultants;

•

receiving and reviewing reports from Peoples Bank’s Compliance Officer concerning Peoples Bank’s compliance with applicable laws, regulations and policies; including reports of critical compliance metrics;

•	reviewing and approving the charter of Peoples Bank’s management compliance committee annually and receiving periodic reports on such committee’s activities;
•	being consulted in the appointment and dismissal of Peoples Bank’s Compliance Officer;
•

receiving periodic reports from Peoples Bank’s Bank Secrecy Act Officer concerning Peoples Bank’s compliance with the Bank Secrecy Act, anti-money laundering laws and regulations, and the USA Patriot Act;

•	reviewing and approving Peoples Bank’s lending policies and lending concentration limits;
•	overseeing management’s compliance with Peoples Bank’s lending policies;
•	establishing lending authorities for Peoples Bank’s loan officers and reviewing and approving such lending authorities no less frequently than annually;
•	reviewing and discussing with management the structure and performance of Peoples Bank’s loan portfolio, including loan activity, loan charge offs, concentrations, quality and risk;
•	reviewing Peoples Bank’s loan review procedures and allowance for loan and lease losses;
•	assessing, at least annually, the effectiveness of the Director of Risk Management;
•	performing an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively; and
•	carrying out such other duties and responsibilities as may be delegated to the Risk Committee by the Board.

The Risk Committee reviews and reassesses the adequacy of its charter at least annually and recommends any proposed changes to the full Board for approval as necessary. The Risk Committee held six meetings during the 2019 fiscal year.

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NOMINATING PROCEDURES

As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend to the full Board individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples’ Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. Peoples’ Corporate Governance Guidelines require that directors establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director’s personal financial circumstances. However, that within five years after the date of his or her initial election to the Board, each director must own at least 10,000 common shares of Peoples or common shares of Peoples having a market value of $200,000, whichever is less.

Beyond the above qualifications, the Governance and Nominating Committee will consider such factors as it deems appropriate in evaluating potential individuals for Board membership, including a consideration of the individual’s contribution to the diversity of the Board. When considering potential candidates for the Board, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples’ shareholders.

In considering candidates for the Board, the Governance and Nominating Committee evaluates the entirety of each candidate’s credentials. The Governance and Nominating Committee believes that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director. When identifying nominees to serve as directors, the Governance and Nominating Committee will consider candidates in light of Peoples’ strategic plan and the current composition and needs of the Board. Factors that will be given weight in the consideration may include diversity in business and professional experience, skills, gender, ethnic background, as well as experience and/or residence in Peoples’ diverse market areas. Each of these factors will be considered in order to provide the greatest benefit to the shareholders of Peoples by selecting directors with the most exemplary credentials relative to Peoples’ business and markets.

As shown in the director biographical information included in the section captioned “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS – Nominees,” our directors represent a well-rounded variety of experience, background, knowledge and skills. The Board also gains from directors having a range of tenures as this provides continuity and experience as well as fresh perspective. The average tenure of our directors is ten years. The directors range in age from 47 to 68 years.

Because of the importance placed on the directors’ business and professional experience and skills, a director who changes his or her principal occupation from that held when elected to the Board is expected to volunteer to resign from the Board. Although Peoples does not believe that it will be necessary in every instance that a director who makes such a change should leave the Board, the Governance and Nominating Committee is afforded the opportunity to review the appropriateness of continued Board service under the new circumstances and make a recommendation to the full Board.

If a loan from Peoples Bank to a director or to an entity controlled by a director becomes categorized as special mention, substandard or doubtful, such director must promptly resign from the Board.

Peoples’ Corporate Governance Guidelines also provide that a director must submit his or her resignation effective as of the next annual meeting of shareholders following his or her 72nd birthday.

A director must advise the Chairman of the Board and the Chair of the Governance and Nominating Committee in advance of accepting an invitation to serve as a director of another public company. The Governance and Nominating Committee will then review whether such other board membership may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Peoples and, if so, must make a recommendation to the full Board. Generally, the Board believes that a director of Peoples should not serve on more than three public company boards of directors (including Peoples’ Board).

The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples’ executive offices in Marietta, Ohio. Such recommendation must provide the candidate’s name, age, business address, residence address, principal occupation or employment, and number of common shares beneficially owned. The recommendation must also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director must accompany any such recommendation.

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Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with the provisions of Peoples’ Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the Annual Meeting must be received by April 9, 2020. Each nomination must contain the following information to the extent known by the nominating shareholder:

•	the name, age, business address and residence address of each proposed nominee;
•	the principal occupation or employment of each proposed nominee;
•	the number of shares of capital stock of Peoples beneficially owned by each proposed nominee and by the nominating shareholder; and
•	any other information required to be disclosed with respect to a nominee for election as a director under the SEC’s proxy rules.

Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the above requirements and Peoples’ Code of Regulations will not be considered.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Any communication to the Board or to individual directors may be sent to the Board or one or more individual directors in one of two ways. It may be mailed, in care of Peoples’ Corporate Secretary, to Peoples’ headquarters in Marietta, Ohio, and the mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder-Board Communication” or a “Shareholder-Director Communication” as appropriate. In addition, shareholders may communicate with the Board or individual directors by utilizing the “Feedback” function on the “Investor Relations” page of Peoples’ website that is monitored by the Corporate Secretary. All such communications, whether via mail or Peoples’ website, must identify the author as a shareholder of Peoples and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening. Any correspondence marked “personal and confidential” will be delivered by the Corporate Secretary to the intended recipient(s) without opening.

PROPOSAL NUMBER 2: VOTE ON ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Peoples’ shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of Peoples Bancorp Inc. (“Peoples”) approve, on an advisory basis, the compensation of Peoples’ named executive officers as disclosed in Peoples’ Proxy Statement for its 2020 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS”, the “SUMMARY COMPENSATION TABLE FOR 2019”, and the related executive compensation tables, notes and narratives.”

The Board believes that Peoples’ compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation and incentives paid to Peoples’ named executive officers with Peoples’ short-term goals and long-term success, and that such compensation and incentives are designed to attract, retain and motivate Peoples’ key executives who are directly responsible for Peoples’ continued success. The Board believes that Peoples’ compensation policies and practices do not threaten the value of Peoples or the investments of our shareholders, or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. The Board further believes that Peoples’ culture

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focuses executives on sound risk management and appropriately rewards executives for performance. The Board also believes that Peoples’ compensation policies and procedures are reasonable in comparison both to Peoples’ peer bank holding companies and to Peoples’ performance during the 2019 fiscal year.

Similar “Say on Pay” proposals were approved by a significant majority of the common shares voted at each of Peoples’ last ten annual meetings of shareholders.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of Peoples’ named executive officers in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 26 of this Proxy Statement.

The vote on the advisory resolution relates to the compensation of Peoples’ named executive officers as a whole. Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Board or the Compensation Committee with respect to future executive compensation decisions, including those relating to Peoples’ named executive officers, or otherwise; (ii) overrule any decision made by the Board or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Board or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the vote when considering future executive compensation arrangements. The current policy of the Board is to include an advisory resolution regarding approval of the compensation of Peoples’ named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the compensation of Peoples’ named executive officers will occur at the 2021 Annual Meeting.

Recommendation and Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PEOPLES’ NAMED EXECUTIVE OFFICERS.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Peoples’ named executive officers as disclosed in this Proxy Statement. Except in the case of broker non-votes, a proxy received by Peoples and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding, advisory resolution unless otherwise instructed by the shareholder. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2019 Fiscal Year Performance and Compensation

The Compensation Committee has responsibility for establishing, implementing and continually monitoring our executive compensation program. In particular, the Compensation Committee determines the compensation of our named executive officers (“NEOs”), which included our Chief Executive Officer (“CEO”), our Chief Financial Officer, and our three other most highly-compensated executive officers who were serving as executive officers at the end of 2019. The NEOs for 2019 were:

•	Charles W. Sulerzyski, President and CEO
•	John C. Rogers, Executive Vice President, Chief Financial Officer and Treasurer
•	Carol A. Schneeberger, Executive Vice President, Chief Administrative Officer
•	Douglas V. Wyatt, Executive Vice President, Chief Commercial Banking Officer
•	Robyn A. Stevens, Executive Vice President, Chief Credit Officer

The Compensation Committee strives to ensure that the total compensation paid to the NEOs is reasonable, competitive and aligned with the best interests of our shareholders.

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2019 Business Highlights

Despite a challenging interest rate environment and a heightened level of loan payoffs, Peoples produced improved results in 2019. We grew net interest income and non-interest income, and we managed our expenses, which resulted in higher net income and a lower efficiency ratio for the year compared to 2018. We also completed a bank acquisition in the second quarter of 2019, and we made meaningful investments in technology and in our employees and communities. Below is a list of notable accomplishments in 2019 compared to 2018:

•	Net income increased 16%.
•

Earnings per diluted common share increased to $2.63 compared to $2.41 for 2018 (a 9% increase). Excluding $7.5 million of acquisition-related costs, earnings per diluted common share were $2.92 for 2019.

•	Total loans grew by 5%.
•	Total deposits grew by 11%.
•	Net interest income grew by 9%.
•	Non-interest income grew by 13%.
•	Nonperforming assets as a percent of total assets were 0.50% at December 31, 2019, which was virtually unchanged from 0.49% at December 31, 2018.
•

For the fourth consecutive year, we generated positive operating leverage, which means that our rate of total revenue growth on a percentage basis exceeded our rate of non-interest expense growth on a percentage basis.

These accomplishments drove the improvement in our key performance metrics in 2019 compared to 2018 -- in particular, increased net income, increased diluted earnings per common share, and greater return on average assets. The solid performance supported the market price of our common shares, which increased 15% in 2019, and allowed us to pay an increased quarterly cash dividend per common share of $0.34 for each quarter of 2019, compared to $0.30 for the fourth quarter of 2018.

Goals for 2019 Incentive Awards

The performance goals for the incentive awards based on 2019 performance were designed so that the target level of awards would be paid if we met our budgetary and related financial goals. The performance goals for 2019 represented strategic decisions made by Peoples to invest in acquisitions and other key initiatives, as well as requiring the NEOs to achieve continuously improving results. We believed that these goals would position Peoples for future growth. The following table summarizes our 2019 performance goals, as well as our 2018 performance goals and 2018 actual results.

	2018		2019
Metric	Target	Result	Target
A
Adjusted Return on Average Assets	1.14%	1.35%	1.38%
Adjusted Efficiency Ratio	61.45%	61.46%	59.56%
Adjusted Diluted Earnings Per Common Share	$2.35	$2.71	$2.92

Our performance goals for 2019 reflected our objective of achieving continuous improvement. Highlights are as follows:

•

The target return on average assets, adjusted for acquisition-related costs, was 24 basis points higher than the target in 2018 and three basis points higher than the result used in determining 2018 incentive payment amounts.

•

The target efficiency ratio, adjusted for acquisition-related expenses, was 189 basis points lower than the 2018 target and 190 basis points lower than the result used in determining 2018 incentive payment amounts.

•

The target diluted earnings per common share, adjusted for acquisition-related costs, was 24.3% higher than the target in 2018, and 7.7% higher than the result used in determining 2018 incentive payment amounts.

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2019 Actual Results vs. Performance Goals

In determining whether the specific 2019 performance goals were met, the Compensation Committee, as it has done in prior years, exercised its discretion to exclude from actual results in determining the level of achievement with respect to the performance goals, $7.5 million of pre-tax acquisition-related costs ($7.3 million of pre-tax acquisition-related expenses when determining the level of achievement with respect to the efficiency ratio, which excludes net gains and losses on investment securities and asset disposals) incurred in 2019 because of our activities related to bank acquisitions. The Compensation Committee believes these exclusions were appropriate as the adjusted results reflect our core financial performance and do not discourage management from making appropriate strategic decisions, including appropriate acquisitions. The following table provides a comparison of our 2019 results versus our 2019 performance goals:

	2019			2019
Metric	Threshold	Target	Maximum	Result
Adjusted Return on Average Assets	1.10%	1.38%	1.66%	1.41%
Adjusted Efficiency Ratio	61.35%	59.56%	57.77%	61.22%
Adjusted Diluted Earnings Per Common Share	$2.34	$2.92	$3.50	$2.92

Highlights of 2019 results versus 2019 performance goals are as follows:

•

We achieved target levels of performance for two of the three corporate performance metrics applicable to our incentive awards, and achieved the threshold result for the remaining corporate performance metric. As illustrated below, our total shareholder return of 20% was less than our Peer Group median for 2019.  Therefore, overall, our performance supported incentive awards under our annual cash and equity-based incentive programs that were greater than threshold but less than target award opportunities.

•	Our adjusted return on average assets was three basis points above the target level and 25 basis points short of the maximum level.
•	Our adjusted efficiency ratio was slightly better than the threshold level, but was 166 basis points short of the target level.
•	Our adjusted diluted earnings per common share was equal to the target level.
•	Our NEOs achieved, to varying degrees, their respective individual performance objectives.

2019 Compensation Actions

Our compensation philosophy is designed to provide incentives and recognition for Peoples’ execution of a strategy that increases shareholder value over time. Accordingly, and by design, the executive compensation received by the NEOs for 2019 generally reflected the mixed results for 2019 of achieving the target levels of performance for two of the three performance goals and the threshold level of performance for the third performance goal, and for achieving total shareholder return below that of our Peer Group median. Accordingly, cash and equity incentives were awarded to each of the NEOs generally at levels between the applicable threshold and target payout potentials for those awards. Mr. Sulerzyski’s total direct compensation for 2019 performance was $1,138,295, which was a decrease of 13% compared to the total direct compensation he received for 2018 performance in the amount of $1,312,996. Total direct compensation means the total of base salary and any cash and equity-based incentive payments earned for a given year’s performance and does not include the value of the performance units granted under the one-time supplemental long-term incentive program.

Highlights of our 2019 compensation actions were as follows:

•

Cash incentive payments were awarded to the NEOs for 2019 results based on achieving the target level of performance for two of the three corporate performance goals and the threshold level for the remaining corporate performance goal, and based on the NEOs achieving, to varying degrees, their respective individual performance objectives.

•

Equity-based incentive payments were awarded to the NEOs from a pool created by using 2019 results based on achieving the target level of performance for two of three corporate performance goals and the threshold level for the remaining corporate performance goal.

•

A base salary increase was approved for each of Messrs. Rogers, Sulerzyski and Wyatt for 2020. Ms. Schneeberger did not receive a base salary increase for 2020 because of her announced retirement effective March

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31, 2020. Ms. Stevens did not receive a base salary increase for 2020 because of her announced move to part-time status as a non-executive officer effective April 1, 2020, at which time her compensation will be adjusted to reflect her reduced role with Peoples.

Notable Pay Practices

We believe our compensation programs and philosophy are appropriately designed to reward performance, protect the interests of our shareholders, and provide appropriate incentives to executive management, while not encouraging excessive risk-taking. We believe in tying compensation to the results achieved. Below is an overview of our pay practices, which reflect these beliefs:

•	We target market median pay levels, and we consider peer and market data in setting pay.
•	We link pay to performance.
•	We require a minimum level of corporate performance before any incentive compensation is paid to the NEOs.
•	We have a stock holding requirement with respect to equity-based compensation awarded to the NEOs.
•	We have an executive incentive compensation clawback policy to ensure that incentive compensation paid to our NEOs is based on accurate financial data.
•

A double trigger (i.e., both a change in control and a termination of employment) is required for payment under our change in control agreements with our NEOs. Beginning in 2016 with the change in control agreements with Ms. Stevens and Mr. Wyatt, we have defined compensation for the purpose of calculating the amount of severance to be the sum of the NEO’s annualized monthly base salary for the calendar year in which the change in control occurs plus the average of annual cash incentives paid to the NEO over the prior three years.

•	We prohibit our NEOs from hedging or pledging their Peoples common shares, and we require that they obtain pre-clearance before trading in Peoples common shares.
•	We conduct an annual risk assessment of our compensation programs.
•	We hold an annual shareholder advisory “say-on-pay” vote.
•	We engage an independent compensation advisor and annually review its independence.
•	Our Compensation Committee is comprised entirely of independent directors.

Additional information about our annual results and our compensation decisions follows. We believe this information provides guidance on how our decisions, established programs, and corporate results came together in the compensation decisions made by the Compensation Committee.

Total Shareholder Return

The value we return to our shareholders is an important component of our compensation philosophy. Peoples’ corporate performance is benchmarked against a variety of metrics in order to provide a view of the more specific performance components that combine to drive the total annual return for our shareholders. Long-term growth in total shareholder return is a tenet of our compensation strategy, as a large portion of our NEOs’ compensation is paid in the form of restricted common shares, the value of which is tied to the market price of our common shares. As shown on the graphs below, Peoples’ total one-year shareholder return in 2019 was 20% compared to the Peer Group (as described on page 30) median of 27%, which reflected overall corporate results relative to our performance goals of between threshold and target levels of performance for 2019. In each of 2018, 2017 and 2016, Peoples’ total one-year shareholder return had exceeded the median of our Peer Group, which reflected overall corporate results of above target levels of performance on average for those years. Additionally, Peoples’ total three-year shareholder return of 6% exceeded the Peer Group median of 4%.

The following charts show the total shareholder return for Peoples and the median total shareholder return of the Peer Group for the time periods specified. The first chart also shows Mr. Sulerzyski’s total direct compensation for fiscal years 2015 through 2019. The compensation amount displayed for each year reflects the amount earned for performance for that year. The chart illustrates how Mr. Sulerzyski’s total direct compensation generally increased in

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years where Peoples’ total one-year shareholder return was better than the median of our Peer Group and was lower in years where Peoples’ total one-year shareholder return was worse than the median of our Peer Group.

Total Shareholder Return for the years ended December 31, 2015, December 31, 2016,
December 31, 2017, December 31, 2018 and December 31, 2019 (1)

(1)	Comparison of one-year total shareholder returns of Peoples and the median of the Peer Group. Each total shareholder return includes the impact of dividends.
(2)	Total Direct Compensation is described on page 35. It does not include the value of the performance units granted under the supplemental long-term incentive program.

Total Shareholder Return for period ended December 31, 2019 (1)

(1)	Comparison of one-year, three-year, and five-year annualized total shareholder returns of Peoples and the median of the Peer Group. Each total shareholder return includes the impact of dividends.

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Performance Relative to Specific Key Metrics which Drive Shareholder Return

We objectively review our performance in various categories to ensure that we are making progress towards our strategic goals. The metrics below provide an overall view of our performance in specific, measurable areas, which ultimately translate to the measurable total returns for our shareholders noted in the previous charts.

The following table illustrates the performance of Peoples during the five-year period ended December 31, 2019 with respect to several key performance metrics. The table highlights the improved results in 2019 compared to 2018. Generally, we showed continued improvement across these metrics, which supports the incentives awarded for 2019 performance.

	2019	2018	2017	2016	2015

Net Income (in 000s)	$53,695	$46,255	$38,471	$31,157	$10,941
Diluted Earnings per Common Share	$2.63	$2.41	$2.10	$1.71	$0.61
Adjusted Diluted Earnings per Common Share (1)	$2.92	$2.71	NA	NA	NA
Return on Average Assets	1.27%	1.19%	1.10%	0.94%	0.35%
Adjusted Return on Average Assets (1)	1.41%	1.35%	NA	NA	NA
Pre-Provision Net Revenue to Total Average Assets (2)	1.62%	1.57%	1.65%	1.48%	0.96%
Return on Average Stockholders' Equity	9.48%	9.48%	8.54%	7.20%	2.69%
Efficiency Ratio (3)	64.74%	65.33%	62.20%	65.13%	75.50%
Adjusted Efficiency Ratio (1)	61.22%	61.46%	NA	NA	NA
Tier 1 Risk-Based Capital Ratio	14.84%	13.92%	13.55%	13.21%	13.67%
Nonperforming Assets as a Percent of Total Assets	0.50%	0.49%	0.49%	0.75%	0.62%
Provision for Loan Losses as a Percent of Average Total Loans	0.09%	0.21%	0.16%	0.17%	0.72%
Criticized Loans as Percent of Total Loans (4)	3.37%	4.18%	3.84%	4.46%	5.89%
Classified Loans as Percent of Total Loans (5)	2.30%	1.61%	1.97%	2.59%	2.91%
Net Charge-Offs as a Percent of Average Total Loans	0.04%	0.15%	0.15%	0.09%	0.78%

(1)

Served as a performance measure for incentive awards based on 2018 and 2019 performance. Represents adjustment to the immediately preceding metric to exclude $7.5 million of pre-tax acquisition-related costs incurred with respect to the metrics of adjusted diluted earnings per common share and adjusted return on average assets, and $7.3 million of pre-tax acquisition-related expenses incurred with respect to the metric of adjusted efficiency ratio for each of 2018 and 2019.

(2)

These amounts represent non-generally accepted accounting principles in the United States of America (“US GAAP”) financial measures since pre-provision net revenue, which is defined as net interest income plus total non-interest income (excluding all gains and losses) minus total non-interest expense, and, therefore, excludes the provision for loan losses and all gains and losses included in earnings. Additional information regarding the calculation of this measure can be found in “ITEM 7 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, under the caption “RESULTS OF OPERATIONS: Pre-Provision Net Revenue (non-US GAAP).”

(3)

Efficiency ratio is calculated as total non-interest expense (less amortization of other intangible assets) as a percentage of fully tax-equivalent net interest income plus total non-interest income, excluding all gains and losses. This measure is non-US GAAP since it excludes amortization of other intangible assets and all gains and/or losses included in earnings, and uses fully tax-equivalent net interest income. Additional information regarding the calculation of this measure can be found in “ITEM 7 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, under the caption “RESULTS OF OPERATIONS: Efficiency Ratio (non-US GAAP).”

(4)	Criticized loans includes loans categorized as special mention, substandard or doubtful.
(5)	Classified loans includes loans categorized as substandard or doubtful.

Pay for Performance

The Compensation Committee and management of Peoples believe that our executive compensation programs are designed to incentivize sound and fundamental growth and profitability of Peoples, which will lead to improved returns to the shareholders. In years where we achieve our strategic goals and where actual performance meets or exceeds performance goals, compensation in the form of incentive payouts will increase. When we do not meet the expectations and goals we set as a company, incentive payouts will be reduced or not made at all, reflecting the design of our incentive awards.

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The chart below shows Mr. Sulerzyski’s total direct compensation for fiscal years 2012 through 2019 and Peoples’ corresponding return on average assets (“ROAA”) and the median ROAA of our Peer Group in those years (for fiscal years 2014, 2018 and 2019, ROAA as adjusted for acquisition-related costs incurred relating to financial institution acquisitions, which was a performance goal measured those years, is also shown). The compensation amount displayed for each year reflects the amount earned for performance in terms of growth and profitability of Peoples in that year and does not include the value of performance units granted under the one-time supplemental long-term incentive program. This chart illustrates how Peoples’ ROAA has compared to the median ROAA of the Peer Group and shows that the changes in Mr. Sulerzyski’s annual direct compensation generally tracked the changes in Peoples’ annual ROAA for fiscal years since 2015. Although ROAA improved in 2019, Mr. Sulerzyski’s annual direct compensation was lower than it was for 2018 because we did not perform as well relative to our performance goals in 2019 as we did in 2018, and, as a result, Mr. Sulerzyski received less incentive compensation for 2019.

CEO Total Direct Compensation and Return on Average Assets

The table below shows incentive compensation payouts for the NEOs based upon 2018 and 2019 results. Performance for 2018 and 2019 was consistent with the objectives of our strategic plan, and, therefore, incentive compensation was paid to the NEOs for 2018 and 2019 results. Incentive compensation paid for 2018 generally reflected Peoples’ performance between target and maximum levels of performance in that year; whereas, incentive compensation paid for 2019 generally reflected Peoples’ performance between threshold and target levels of performance. These awards reflected Peoples’ performance as compared to the goals for 2018 and 2019.

Name	2018 Cash Incentive as % of 2018 Base Salary (1)	2019 Cash Incentive as % of 2019 Base Salary (2)	2018 Equity- Based Incentive as % of 2018 Base Salary (3)	2019 Equity- Based Incentive as % of 2019 Base Salary (4)

Charles W. Sulerzyski	68.7%	49.9%	63.7%	39.8%
John C. Rogers	45.1%	33.8%	33.3%	18.7%
Carol A. Schneeberger	46.0%	35.1%	38.5%	22.6%
Douglas V. Wyatt	44.4%	35.7%	38.5%	18.9%
Robyn A. Stevens	45.4%	35.2%	43.5%	20.8%

(1)

Amounts in this column reflect the percentage of 2018 base salary represented by cash incentive payments earned for 2018 performance and paid in 2019. Each percentage is based upon the actual base salary earned in 2018. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2018, in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

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(2)

Amounts in this column reflect the percentage of 2019 base salary represented by cash incentive payments earned for 2019 performance and paid in 2020. Each percentage is based upon the actual base salary earned in 2019. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2019, in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

(3)

Amounts in this column reflect the percentage of 2018 base salary represented by awards of restricted common shares (valued using The Nasdaq Global Select Market® closing price of Peoples common shares on the grant date) which were granted in 2019 for 2018 performance. Base salary is reported in the “Salary” column for 2018 in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement. The restricted common share awards are reported in the “Stock Awards” column for 2019 in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

(4)

Amounts in this column reflect the percentage of 2019 base salary represented by awards of restricted common shares (valued using The Nasdaq Global Select Market® closing price of Peoples common shares on the grant date) which were granted in 2020 for 2019 performance. Base salary is reported in the “Salary” column for 2019 in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement. The restricted common share awards will be reported in the “Stock Awards” column for 2020 in the “SUMMARY COMPENSATION TABLE FOR 2020” in the Proxy Statement for the 2021 Annual Meeting of Shareholders.

Pay for Performance – Our Key Compensation Decisions

Because we believe in tying compensation to performance, the Compensation Committee made the following decisions regarding the NEOs’ compensation as a result of the performance results for 2019, performance relative to our peers and to our goals, and the level of achievement of both annual and long-term goals described below. Additionally, the Compensation Committee considered Peoples’ objectives in attracting, rewarding and retaining talent within the organization and providing incentives to the NEOs to provide leadership in the execution of Peoples’ strategic plan.

•

CEO Compensation: Based upon the Compensation Committee’s review of corporate and individual performance and market pay data for the Peer Group (described on page 37), Mr. Sulerzyski’s base salary was increased from $600,000 to $625,000 for 2020 (a 4.2% increase). The increase was in recognition of the continued performance of Peoples and the quality of Mr. Sulerzyski’s leadership, and the Compensation Committee’s desire for Mr. Sulerzyski’s base salary to approximate the median base salary of similarly-situated officers serving with members of the Peer Group. For 2019 performance, Mr. Sulerzyski earned a cash incentive payment of $299,500 (49.9% of his 2019 base salary, between minimum of 12.5% and target of 50%) and 7,256 restricted common shares under the equity-based long-term incentive plan. The restricted common shares were granted to Mr. Sulerzyski on February 10, 2020, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and had positive net income for each of the fiscal years comprising the vesting period. In the event the performance metrics are not met in a given year, then the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. The grant date fair value of the restricted common shares was $238,795 (39.8% of 2019 base salary), based on the closing price of Peoples common shares on the grant date. Both the cash incentive payment and the grant of restricted common shares were determined based on corporate and individual achievement of the threshold level or above with respect to the performance goals set by the Compensation Committee and the independent members of the full Board.

	2020	2019				2018
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive ($)	Long-Term Incentive Payout in 2020 for 2019 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive ($)	Long-Term Incentive Payout in 2019 for 2018 Performance ($)	Total Direct Compensation ($) (1)

Charles W. Sulerzyski	$625,000	$600,000	$299,500	$238,795	$1,138,295	$565,000	$388,000	$359,996	$1,312,996
(1)	Does not include the value of performance units granted under the supplemental long-term incentive program.

•

Other NEO Compensation: Compensation decisions for the other NEOs are summarized in the table below. Based on the Compensation Committee’s review of corporate and individual performance, and market pay data for the Peer Group, Mr. Rogers’ base salary was increased from $321,000 to $331,000, Mr. Wyatt’s base salary was increased from $265,000 to $271,500, Ms. Schneeberger’s base salary remained the same at $265,000, and Ms. Stevens’ base salary remained the same at $240,000, in each case for 2020 (collectively, increases of 0% to 3.1%). Ms. Schneeberger did not receive a base salary increase for 2020 because of her announced retirement effective March 31, 2020. Ms. Stevens did not receive a base salary increase for 2020 because of her announced move to part-time status as a non-executive officer effective April 1, 2020, at which time her compensation will be adjusted to reflect her reduced role with Peoples. These base salaries approximate the median base salaries of similarly-situated officers serving with members of the Peer Group. Cash incentive awards were based on achievement of

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corporate and individual goals at varying levels from threshold to maximum. Restricted common shares were granted to each NEO on February 10, 2020, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and had positive net income for each of the fiscal years comprising the vesting period. In the event the performance metrics are not met in a given year, the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third.

	2020	2019				2018
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive ($)	Long-Term Incentive Payout in 2020 for 2019 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive ($)	Long-Term Incentive Payout in 2019 for 2018 Performance ($)	Total Direct Compensation ($) (1)

John C. Rogers	$331,000	$321,000	$108,500	$59,995	$489,495	$315,000	$142,000	$104,972	$561,972
Carol A. Schneeberger	$265,000	$265,000	$93,000	$59,995	$417,995	$260,000	$119,500	$99,981	$479,481
Douglas V. Wyatt	$271,500	$265,000	$94,500	$49,990	$409,490	$260,000	$115,500	$99,981	$475,481
Robyn A. Stevens	$240,000	$240,000	$84,500	$49,990	$374,490	$230,000	$104,500	$99,981	$434,481
(1)	Does not include the value of performance units granted under the supplemental long-term incentive program.

Advisory Vote of Shareholders

The Compensation Committee considered the non-binding advisory vote of shareholders (which approved the compensation of Peoples’ NEOs for the 2018 fiscal year as disclosed in the Proxy Statement for the 2019 Annual Meeting of Shareholders) and focused on continuing to design executive compensation programs intended to meet the best interests of Peoples’ shareholders. The result of the advisory vote in 2019 was 11,235,936 common shares voting in favor of the advisory resolution to approve the NEO compensation for 2018, an approval rate of 97% of the common shares voted, including abstentions. Considering this level of support, the Compensation Committee decided to generally maintain the structure of Peoples’ executive compensation program for 2019.

The discussion and analysis which follows is intended to provide shareholders with information about the results upon which the Compensation Committee relied in making compensation decisions relative to 2019 performance. The Compensation Committee believes that its actions were consistent with Peoples’ compensation philosophy and objectives, demonstrating that Peoples’ NEOs continue to be incentivized to achieve results in the best interests of our shareholders. The Compensation Committee has determined that Peoples’ compensation policies and practices do not threaten the value of Peoples or the investments of its shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. See the discussion of the Compensation Committee’s review in the section captioned “COMPENSATION COMMITTEE REPORT – Discussion of Risk Review and Assessment,” beginning on page 48 of this Proxy Statement.

Compensation Philosophy and Objectives

The overall philosophy for Peoples is to provide a compensation program which balances market, shareholder and regulatory considerations. In designing our compensation plans, we take into account both the absolute performance of Peoples, as well as relative improvement in the performance of Peoples during any given time period. The current incentive compensation awards are focused on both short-term and long-term goal achievement by Peoples through the use of cash and equity-based compensation in combinations that are driven by both annual and long-term goals and objectives for Peoples and the individual NEOs.

The goal of the compensation program for Peoples’ NEOs is the same as our goal in the operation of Peoples’ business – to create long-term value for our shareholders. In an effort to achieve this goal, we have designed and implemented a compensation program for the NEOs that:

•	rewards them for sustained positive financial and operating performance and leadership excellence;
•	aligns their interests with those of our shareholders;
•	attracts qualified talent; and

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•	encourages strong performers to remain with Peoples for long and productive careers.

The elements of our compensation program consist of base salary, cash and equity-based incentive compensation, retirement and other benefits, and perquisites and other personal benefits. We combine the compensation elements for each NEO in a manner we believe optimizes the NEO’s contributions to Peoples and our shareholders, motivates the NEO to attain the business goals set by Peoples, and rewards the NEO for attaining such goals without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.

While the Compensation Committee oversees the compensation of all officers and employees, a primary focus of the Compensation Committee is the compensation for Peoples’ executive officers and other senior officers. The intent is to reward all employees for continuous improvement and identification and implementation of best practices and, specifically, to set up compensation plans for executive officers and senior officers to reward those employees for enhancing shareholder value through profitable revenue growth and responsible risk management. The compensation philosophy established by the Compensation Committee covers the direct forms of compensation and serves as a tool that the full Board and management use to ensure the compensation programs developed are both competitive with respect to officer compensation and reasonable within the marketplace.

•

Base Salary: Base salaries for our executive officers are benchmarked at the median of those of similarly-situated officers serving with members of Peoples’ Peer Group. Based upon individual circumstances, actual base salary levels may be higher or lower than this “market median” based on several factors. For the purposes of the annual incentive program, and as used herein, “base salary” is defined as the base salary compensation paid during the calendar year.

•

Total Cash Compensation: Total cash compensation represents base salary plus any cash incentive payout received for annual performance. The objective is for total cash compensation for our executive officers to be consistent with the market median of that received by similarly-situated officers serving with members of Peoples’ Peer Group for achieving target performance. Likewise, the objective is for total cash compensation for our executive officers to be at or above the 75th percentile of that received by similarly-situated officers if performance is achieved at a level significantly above target performance. Conversely, if our performance is significantly worse than target, the objective is for total cash compensation for our executive officers to be at or below the 25th percentile of that received by similarly situated officers.

•

Total Direct Compensation: Total direct compensation is comprised of total cash compensation plus the grant date fair value of equity-based awards. The objective is to grant equity-based awards only after performance goals for a fiscal year have been attained. Equity-based awards are granted with a three-year “cliff-vesting period,” which enhances employee retention and reduces the sensitivity to short-term performance. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meet performance criteria for each of the fiscal years comprising the vesting period. In the event the performance criteria are not met in a given year, the common shares as to which restrictions will lapse at the end of the cliff-vesting period are reduced by one-third. The long-term goal for total direct compensation is that the total direct compensation ranking for each NEO, compared to the total direct compensation of the similarly-situated officers serving with members of Peoples’ Peer Group, will reflect a percentile similar to that resulting when Peoples’ performance, as measured by return on average stockholders’ equity, return on average assets, and other common performance measures used by the financial services industry, and especially community banks, is compared to that of the members of Peoples’ Peer Group. For example, if target performance is achieved at both the individual and the corporate level, it is expected that each executive officer’s total direct compensation will approximate the market median of similarly-situated officers serving with members of Peoples’ Peer Group and that Peoples’ performance under these common performance measures will generally align with the median performance of members of the Peer Group.

No specific formula is used to determine the allocation between compensation elements, as decisions regarding individual pay elements and overall target compensation levels are based on market median pay levels. However, the portion of the total direct compensation that could have been earned in the form of cash and equity-based incentives at target levels of performance emphasized Peoples’ focus on pay-for-performance during 2019. At 2019 target levels of performance, 49.5% of Mr. Sulerzyski’s total direct compensation, and 37.5% of the other NEOs’ total direct compensation, would have been in the form of performance-based compensation.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions related to the NEOs of Peoples and recommends to the full Board any equity-based award grants for the non-employee directors. Annually, the President and CEO of Peoples reviews the performance of each NEO (excluding his own) by comparing the results attained to Compensation Committee-approved goals, as well as the overall performance of Peoples as compared to Board-approved corporate performance goals. Both corporate and individual goals are defined for threshold, target and maximum levels of performance. This data forms the basis for the recommendations of the President and CEO to the Compensation

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Committee with respect to the compensation of the other NEOs, including base salary adjustments, and payout percentages (relative to base salary) for the annual cash incentive payments and equity-based incentive awards. The Compensation Committee considers the President and CEO’s recommendations and uses the Compensation Committee’s own discretion in making the final compensation decisions with respect to the NEOs, which may differ from the recommendations of the President and CEO.

Setting Executive Compensation

The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. The Compensation Committee from time to time engages the services of an independent compensation and benefits consultant in order to ensure that Peoples provides total direct compensation that is performance-based, consistent with its philosophy and competitive with its stated Peer Group, its geographic peers and the financial services industry in general. In 2019, the Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) to serve in this role. Pay Governance provided market intelligence on industry compensation trends along with views on specific compensation programs. Pay Governance’s lead consultant reports directly to the Chair of the Compensation Committee, who authorizes Pay Governance’s work. Pay Governance’s lead consultant also interacts with senior leadership of Peoples as needed to complete the work requested by the Compensation Committee. All work completed by Pay Governance was reported to the Compensation Committee. Communications between the Compensation Committee and the compensation consultant may occur through (i) direct conversations between the Chair of the Compensation Committee and the consultant, (ii) communications between the President and CEO, the Chief Administrative Officer and/or the Chief Human Resources Officer (who serves as the Secretary of the Compensation Committee) and the consultant, or (iii) participation by the consultant in Compensation Committee meetings, including executive sessions with only non-employee directors present.

During 2019, Pay Governance provided information regarding market trends and practices for incentive plan design and executive compensation. At the request of the Compensation Committee, Pay Governance reviewed and evaluated Peoples’ approach to long-term incentives and the difficulty of Peoples’ annual performance goals for 2020, and provided advice on the impact of the new current expected credit loss accounting standard on Peoples’ incentive plan design. Pay Governance attended several of the Compensation Committee’s meetings during the year.

The Compensation Committee determined that the work of Pay Governance in 2019 did not raise any conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including: (1) whether the firm provided any other services to Peoples; (2) the amount of fees received from Peoples by the firm as a percentage of the firm’s total revenue; (3) the firm’s policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with one or more members of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and the firm or the individual compensation consultants providing services to Peoples.

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In July of 2018, after consultation with Pay Governance, the Compensation Committee adopted the following Peer Group for use in compensation and performance benchmarking for 2019. From time to time, the Compensation Committee used this Peer Group for the purposes of executive compensation comparison and benchmarking. The Peer Group is comprised of 21 publicly-traded financial services holding companies with total asset sizes ranging from $2.3 billion to $12.3 billion. Asset sizes are provided based on public information available as of September 30, 2019. The members of this Peer Group are headquartered in Indiana, Kentucky, New York, Ohio, Pennsylvania and West Virginia and serve markets and/or geographic areas similar to those of Peoples. Financial and operating data were reviewed by the Compensation Committee to ensure that the companies in the Peer Group have similar performance characteristics to those of Peoples. Pay Governance reviewed the Peer Group and indicated that the companies were appropriate for comparison purposes based upon the demographic and performance filters used by the Compensation Committee to make its peer group selection, particularly the size and location of each institution in the Peer Group. The institutions in the Peer Group have total assets between one-half to two and three quarters the total asset size of Peoples.  Overall, Peoples’ asset size approximates that of the median of the Peer Group ($4.9 billion).

Peer Group Member	Location	Total Assets ($ Billions)	Ticker Symbol

First Merchants Corporation	Muncie, IN	$12.3	FRME
Northwest Bancshares, Inc.	Warren, PA	$10.6	NWBI
Park National Corporation	Newark, OH	$8.7	PRK
First Commonwealth Financial Corporation	Indiana, PA	$8.2	FCF
S&T Bancorp, Inc.	Indiana, PA	$7.6	STBA
TriState Capital Holdings, Inc.	Pittsburgh, PA	$7.2	TSC
1st Source Corporation	South Bend, IN	$6.7	SRCE
Tompkins Financial Corporation	Ithaca, NY	$6.6	TMP
Horizon Bancorp, Inc.	Michigan City, IN	$5.2	HBNC
City Holding Company	Charleston, WV	$5.0	CHCO
Lakeland Financial Corporation	Warsaw, IN	$4.9	LKFN
German American Bancorp, Inc.	Jasper, IN	$4.4	GABC
Financial Institutions, Inc.	Warsaw, NY	$4.3	FISI
Community Trust Bancorp, Inc.	Pikeville, KY	$4.3	CTBI
First Financial Corporation	Terre Haute, IN	$4.0	THFF
Stock Yards Bancorp, Inc.	Louisville, KY	$3.5	SYBT
CNB Financial Corporation	Clearfield, PA	$3.5	CCNE
First Defiance Financial Corp.	Defiance, OH	$3.4	FDEF
United Community Financial Corp.	Youngstown, OH	$2.9	UCFC
Farmers National Banc Corp.	Canfield, OH	$2.4	FMNB
Summit Financial Group, Inc.	Moorefield, WV	$2.3	SMMF

This 21-member group is referred to in this discussion and analysis as the “Peer Group.” The Compensation Committee uses the Peer Group data to analyze the overall competitiveness of the compensation of Peoples’ NEOs in light of our compensation philosophy and objectives by comparing (i) the relative ranking of each NEO’s base salary and total direct compensation to the base salary and total direct compensation for similarly-situated officers serving members of the Peer Group for threshold, target and maximum levels of performance, and (ii) the level of performance achieved by Peoples compared to members of the Peer Group as defined by common performance measures used by the financial services industry and especially by community banks.

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of Peoples’ compensation arrangements for 2019, including the compensation arrangements of Peoples’ executive officers, with Peoples’ senior risk officer. This review included the mix of base salary and performance-based incentive compensation, and the performance goals required to be attained for threshold, target and maximum levels of cash and equity-based incentive payments, along with the corresponding payout potentials. The Compensation Committee has determined that these arrangements did not provide Peoples’ executive officers with the incentive to engage in business activities or other behavior that would materially threaten the value of Peoples or the investment of Peoples’ shareholders.

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2019 Executive Compensation Components

For 2019, the principal components of compensation for the NEOs were:

•	Base salary;
•	Annual cash incentive compensation;
•	Long-term equity-based incentive compensation;
•	Retirement and other benefits; and
•	Perquisites and other personal benefits.

Base Salary

The Compensation Committee believes that base salaries for the NEOs should be competitive with the median of the base salaries of similarly-situated executive officers of members of the Peer Group. Depending on individual experience, job performance and competitive market requirements, the actual base salary for a particular NEO may be higher or lower than the median base salary for the similarly-situated Peer Group executive officer (but still typically in the range of the 40th to 60th percentile of the Peer Group). Potential individual NEO base salary increases are reviewed annually by the Compensation Committee and are based on (i) the NEO’s overall contribution to Peoples’ performance, (ii) the NEO’s attainment of specific individual business objectives during the preceding year, and (iii) adjustments, if any occur, in the overall responsibilities of the individual.

As noted previously in the “Executive Summary of 2019 Fiscal Year Performance and Compensation,” (i) based on Peoples’ 2019 financial performance, (ii) based on Peoples’ compensation philosophy and objective of rewarding NEOs for enhancing long-term shareholder value and meeting Peoples’ strategic objectives through their individual contributions, and (iii) based on market pay data of the Peer Group, the Compensation Committee chose to adjust the base salaries of three of the NEOs for 2020. The Compensation Committee approved the following increased base salaries, effective January 1, 2020: Mr. Sulerzyski - $625,000; Mr. Rogers - $331,000; and Mr. Wyatt - $271,500. These base salaries approximate the median base salaries of similarly-situated officers serving with members of the Peer Group. The Compensation Committee did not increase the base salaries of Ms. Schneeberger and Ms. Stevens because, in the case of Ms. Schneeberger, she is retiring effective March 31, 2020, and, in the case of Ms. Stevens, she is moving to part-time status as a non-executive officer effective April 1, 2020.

Cash and Equity-Based Incentive Program

NEOs are eligible to earn additional compensation under the incentive program. The incentive program was developed to reward performance by providing awards which increase as a percentage of base salary for relatively higher levels of performance and, conversely, by not paying incentives if the absolute minimum performance goals are not met. The incentive program is designed to motivate and reward the NEOs for their contributions to business goals that the Compensation Committee believe drive earnings and create shareholder value without encouraging unnecessary and excessive risk-taking.

2019 Incentive Program Design

The 2019 incentive program design was comprised of the annual incentive awards and the long-term incentive program. The annual incentive awards provide for cash awards calculated based upon corporate and individual performance using the annual incentive payout percentages assigned to each participant’s incentive tier. In order to participate in the incentive program for a given fiscal year, the NEO must have been employed by Peoples as of October 1st of the fiscal year and must also be employed by Peoples on either the date of the award, which occurs in February of the year following the fiscal year being measured, or on the last day of the performance measurement period in cases of retirement or termination without cause.

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On January 24, 2019, the Compensation Committee approved the individual goals for Peoples’ NEOs with the exception of Mr. Sulerzyski, and on February 28, 2019, the Compensation Committee approved the individual goals for Mr. Sulerzyski. The full Board established the 2019 corporate incentive performance goals on November 15, 2018. The Board adopted a scorecard approach with three corporate performance components, each adjusted for acquisition-related costs (acquisition-related expenses in the case of the efficiency ratio performance goal): (1) return on average assets; (2) efficiency ratio; and (3) diluted earnings per common share. This approach was the same as the one used to determine annual incentive awards for 2018. The Board set the corporate performance goals for 2019, as shown in the table below, along with the weighting for each component applicable to each of the NEOs except for Mr. Wyatt, whose weightings were different as noted below. Our corporate performance results for 2019 are also shown, indicating that we achieved target levels of performance for two of the three corporate goals and the threshold level of performance for one of the corporate goals. Actual corporate results expressed as an overall percentage of the target level of achievement were 85% for 2019 compared to 130% for 2018. With respect to the 2019 incentive program, the corporate incentive goals for Mr. Wyatt were weighted at 50%, with line of business goals weighted at 25% and individual performance goals weighted at 25%. This approach held Mr. Wyatt accountable for results that were more immediately within his control and ability to influence. The other NEO participants’ corporate incentive goals were weighted at 70% and their individual performance goals were weighted at 30%.

	Weighting for Mr. Wyatt	Weighting for Other NEOs	Threshold	Target	Maximum	2019 Results (1)

Adjusted Return on Average Assets	12.5%	17.5%	1.10%	1.38%	1.66%	1.41%
Adjusted Efficiency Ratio	12.5%	17.5%	61.35%	59.56%	57.77%	61.22%
Adjusted Diluted Earnings Per Common Share	25.0%	35.0%	$2.34	$2.92	$3.50	$2.92
Commercial Banking Line of Business Goals	25.0%	—	—	—	—	Various
Discretionary (Individual Performance)	25.0%	30.0%	—	—	—	Varies by NEO

(1)

The 2019 results shown in this table reflect the Compensation Committee’s decision to exclude from the reported results for the corporate-level performance metrics $7.5 million of pre-tax acquisition-related costs ($7.3 million of pre-tax acquisition-related expenses in the case of the efficiency ratio performance metric) incurred in 2019.

The individual goals are unique to each NEO and consist of quantitative and qualitative measures. The individual goals were designed to complement Peoples’ corporate goals and strategic plan for 2019, particularly the Board’s goals related to overall growth of Peoples. These individual goals, which are described below, were both quantitative and qualitative in nature and were designed to grow core earnings while managing risk, which will, in turn, promote the long-term interests of Peoples’ shareholders. In addition, goals tied to the attainment of the long-term strategic plan were included in each NEO’s individual performance goals. The Compensation Committee believes that these goals properly incentivized the NEOs to implement and attain the long-term strategic objectives of Peoples, including overall growth and high performance in the key metrics noted in the table above. The Compensation Committee set an absolute minimum level of corporate performance that had to be achieved in order for the NEOs to potentially receive annual cash incentives and long-term equity-based incentives for 2019 (sometimes referred to by other institutions as a circuit breaker or knockout factor). The absolute minimum level of corporate performance provided an additional level of protection for our shareholders and was defined as both a minimum level of earnings available to common shareholders of $1.46 per common share and a percentage of nonperforming assets to total assets of 2% or less as of the end of the fiscal year, both determined on a US GAAP basis. Performance below either of these levels would have resulted in no incentives being awarded for 2019 regardless of the NEOs’ individual performance. As noted in the table under “Performance Relative to Specific Key Metrics which Drive Shareholder Return” on page 31 of this Proxy Statement, we achieved these absolute minimum levels in 2019.

As noted above, Mr. Wyatt was assigned line of business goals for commercial banking. These goals consisted of quantitative measures related to commercial business performance, such as net income for commercial banking, commercial portfolio loan growth, and commercial portfolio asset quality. The commercial banking line of business achieved results that were between threshold and target levels of performance in two of the three categories measured in 2019 and were at the maximum performance level in the third category.

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Annual individual performance goals were established for each NEO, the nature of which differed depending upon the NEO’s job responsibilities. The individual performance goals were unique to each NEO and consisted of quantitative and qualitative measures such as:

(i)

for Mr. Sulerzyski, setting, refining and executing the strategic direction of Peoples; hiring, retaining and developing the senior management team; building a client-focused culture; and promoting Peoples externally to shareholders, stock analysts and potential acquisition targets;

(ii)

for Mr. Rogers, implementing new accounting standards; continuing to develop robust financial reporting, product profitability, branch profitability, line of business profitability and pricing model accuracy; executing Peoples’ strategic plan, balancing acquisitions and organic growth; improving performance relative to peers; and visiting each of People’s regions twice during the year;

(iii)

for Ms. Schneeberger, driving an appropriate compliance and risk management culture and achieving regulatory compliance by operations and administrative teams; activating a cross-functional team to envision Peoples’ future in the digital space and executing toward that vision; and improving the culture of operations and administration; and reassign all responsibilities 6 months prior to planned retirement date.

(iv)

for Mr. Wyatt, expanding the commercial banking personnel in Peoples’ markets to take advantage of market opportunities; mentoring and developing talent at all levels within Peoples; increasing the amount of coaching within the line of business; continuing to improve commercial lending processes; and implementing a top 250 client retention and growth plan;

(v)

for Ms. Stevens, continuing to improve service quality and productivity measures for the commercial underwriting group; continuing to build and refine Peoples’ credit culture; reducing commercial portfolio criticized assets; and contributing to commercial loan growth.

The goals assigned to the NEOs were intended to reflect positive results for shareholders while ensuring that the compensation arrangements did not encourage unnecessary and excessive risk-taking that could threaten the value of Peoples. Measurement of these goals was objective and/or subjective in nature, depending upon the nature of the respective goal. Payout percentages (expressed as a percentage of base salary) for various levels of performance are reviewed by the Compensation Committee on an annual basis.

2019 Annual Incentive (Cash)

There are three levels of payout potential for cash incentive awards based upon annual performance: threshold, target and maximum, with payouts for results in between these levels based on interpolation. The potential payout for target performance is intended to generally reflect Peer Group market median cash incentive compensation as a percentage of base salary. The potential payouts for threshold and maximum levels of performance as a percentage of base salary are intended to generally reflect the practices of the Peer Group. The payout potentials for 2019, expressed as a percent of base salary, were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential

Chief Executive Officer	12.5%	50.0%	75.0%
Other Executive Officers	8.8%	35.0%	52.5%

These potential payout percentages were the same as in 2018. The Compensation Committee retained the right to exercise discretion to increase or reduce the size of the payout of annual cash incentives based on the Compensation Committee’s consideration of all relevant facts and circumstances beyond the formulaic result. The Compensation Committee did not exercise this discretion for 2019 annual cash incentives.

Incentive awards are paid after the results of the corporate performance goals have been determined. As discussed above, no annual cash incentive payments were to be earned by the NEOs if the absolute minimum level of corporate performance was not achieved.

In addition to the annual cash-based incentives, the Compensation Committee has in the past, and may in the future, award cash-based discretionary bonuses. The Compensation Committee did not award any cash-based discretionary bonuses for 2019.

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2019 Long-Term Incentive (Equity)

The long-term incentive program draws from a pool for equity-based awards in the form of restricted common shares created by using corporate results and applying the long-term incentive payout percentages for each participant as described below. The pool is created based solely upon the level of achievement of corporate goals, which determines the percentage applied to the aggregate individual base salaries. No individual performance or business unit factors are used in creating the pool. These corporate goals are the same as those used in determining the annual cash incentive payments. This places an increased emphasis on achieving those objectives, which the Compensation Committee believes will create long-term shareholder value. Threshold, target and maximum payout potentials are used to create the pool and are determined annually by the Compensation Committee. Results falling in between threshold, target and maximum are interpolated. No equity-based incentives are awarded to NEOs if the threshold level of performance and the absolute minimum level of corporate performance are not achieved. The restricted common shares awarded cannot exceed those in the pool as created by the corporate results and payout percentages. The pool of restricted common shares is then distributed among participants by the Compensation Committee based on the Compensation Committee’s subjective determination of the participant’s contribution to Peoples’ future success and attainment of Peoples’ strategic plan. In making its decisions, the Compensation Committee also considers management’s recommendations.

The pool creation potentials for the 2019 long-term incentive program were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential

Chief Executive Officer	10.0%	48.0%	72.0%
Other Executive Officers	6.3%	25.0%	37.5%

Equity-based awards, if earned, are granted with a fair value based on The Nasdaq Global Select Market® closing price of Peoples common shares on the date of the grant. The Compensation Committee approves equity-based grants to the NEOs and other senior officers. The annual equity-based awards are typically reviewed and approved by the Compensation Committee in January or February. The grant date for the annual equity-based awards is typically on or within a few days of the date of the Compensation Committee meeting at which they are approved. In certain cases, the Compensation Committee approves the use of equity-based grants to new hires or current NEOs as an incentive to attract or retain executive officers or other senior management. In the event of equity-based grants for new hires, the date of grant is typically the first business day of the month following the new employee’s date of hire. Peoples has no intention, plan or practice to select annual grant dates for equity-based awards in coordination with the release of material, non-public information or to time the release of such information because of award dates.

The 2019 long-term incentive program generally requires each NEO to remain employed by Peoples for the full vesting period of the restricted common shares granted, subject to the vesting requirements specific to disability and retirement from Peoples. This arrangement provides a valuable retention tool for the NEOs. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meet the performance criteria of maintaining a well-capitalized status and reporting positive net income for each of the fiscal years comprising the vesting period. In the event the performance metrics are not met in a given year, the restricted common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. Dividends which would otherwise be received during the restriction period are accrued and paid to the recipient in the same proportion and at the same time that the underlying restricted common shares vest, if at all.

The following table shows the corporate, line of business and individual performance weightings, as well as the annual cash incentive earned and restricted common shares granted, under the 2019 incentive program for the NEOs.

NEO	Corporate Weighting	Line of Business Weighting	Individual Performance Weighting	2019 Annual Incentive Payout (% of 2019 Base Salary)	2019 Annual Incentive - Cash Incentive Earned ($)	2019 Long- Term Incentive Payout (% of 2019 Base Salary)	2019 Long- Term Incentive - Total Restricted Common Shares Granted (#)

Charles W. Sulerzyski	70.0%	—	30.0%	49.9%	$299,500	39.8%	7,256
John C. Rogers	70.0%	—	30.0%	33.8%	$108,500	18.7%	1,823
Carol A. Schneeberger	70.0%	—	30.0%	35.1%	$93,000	22.6%	1,823
Douglas V. Wyatt	50.0%	25.0%	25.0%	35.7%	$94,500	18.9%	1,519
Robyn A. Stevens	70.0%	—	30.0%	35.2%	$84,500	20.8%	1,519

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2020 Incentive Program Design

On February 27, 2020, the Compensation Committee approved individual goals for Peoples’ NEOs. On January 23, 2020, the Board established the 2020 corporate incentive performance goals, which resembled the structure used by Peoples for 2019 with the exception that the Return on Average Assets and Diluted Earnings Per Common Share goals for 2020 are based on pre-tax pre-provision income (net income excluding income tax provision, provision for loan losses, and impairment charges) rather than net income. The Compensation Committee made this change in order to remove the impact on those measures from the new current expected credit loss accounting standard that took effect on January 1, 2020. To measure credit performance for 2020, the Compensation Committee added a fourth performance goal, net charge-offs as a percentage of total loans. The performance metrics for the 2020 goals (with each corporate-level performance metric to be adjusted for acquisition-related costs in the case of return on average assets and diluted earnings per common share and for acquisition-related expenses in the case of the efficiency ratio), and their respective weightings for each of the NEOs, with the exception of Mr. Wyatt, are as follows:

Pre-Tax Pre-Provision Return on Average Assets	14.0%
Efficiency Ratio	14.0%
Pre-Tax Pre-Provision Diluted Earnings Per Common Share	28.0%
Net Charge-Offs as a Percentage of Total Loans	14.0%
Discretionary Individual Performance	30.0%

For Mr. Wyatt, the performance metrics for the 2020 goals (with each corporate-level performance metric to be adjusted for acquisition-related costs in the case of return on average assets and diluted earnings per common share and for acquisition-related expenses in the case of the efficiency ratio) and their respective weightings are as follows:

Pre-Tax Pre-Provision Return on Average Assets	10.0%
Efficiency Ratio	10.0%
Pre-Tax Pre-Provision Diluted Earnings Per Common Share	20.0%
Net Charge-Offs as a Percentage of Total Loans	10.0%
Commercial Banking Line of Business Results	25.0%
Discretionary Individual Performance	25.0%

The payout potentials for threshold, target and maximum levels of performance for NEOs to earn cash and equity-based incentive compensation for 2020 performance remain the same as they were for 2019 performance.

Supplemental Long-Term Incentive

On July 26, 2017, for the purpose of providing an additional link between executive compensation and the achievement of the long-term objectives of Peoples’ strategic plan, the Compensation Committee approved a one-time supplemental long-term incentive program in the form of a grant of performance unit awards under the 2006 Plan to the NEOs, with each performance unit representing $1.00, and the maximum dollar amount represented by the performance units being $350,000 for Mr. Sulerzyski and $150,000 for each of the other NEOs.

The performance unit awards granted covered a 24-month performance period beginning January 1, 2018 and ending on December 31, 2019, and were subject to two performance goals. Twenty-five percent of the maximum dollar amount subject to each award would vest if Peoples achieved a cumulative two-year adjusted earnings per share target (adjusted by excluding acquisition-related costs) of $4.39.

The remaining 75% of the maximum dollar amount subject to each award would vest based on the relative performance (measured by percentile ranking) of Peoples with respect to adjusted return on average assets (adjusted by excluding acquisition-related costs) as compared to the Peer Group with respect to return on assets. If, for the performance period, Peoples’ adjusted return on average assets percentile ranking were at or above the 75th percentile of the Peer Group, each NEO would receive the full 75% of the maximum dollar amount subject to each award. If, for the performance period, Peoples’ adjusted return on average assets percentile ranking were below the 75th percentile but at or above the 55th percentile of the Peer Group, the NEO would receive an adjusted amount reflecting the level of performance achieved. None of the remaining 75% of the maximum dollar amount subject to each award would vest if, for the performance period, Peoples’ adjusted return on average assets percentile ranking were below the 55th percentile of the Peer Group. This approach reflected the competitiveness of Peoples’ regular compensation programs for delivering target results and the fact that this plan was a special, supplemental incentive opportunity to the regular compensation programs.

After the vesting date, each NEO is to receive a number of common shares of Peoples equal to (i) the aggregate number of the NEO’s performance units (and equivalent dollar value of such performance units) that vested based on the performance achieved under both performance goals (ii) divided by the fair market value of a common share of Peoples on the date of such vesting and rounded down to the nearest whole common share.

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The performance period for the performance unit awards ended on December 31, 2019. Peoples achieved the first performance goal by generating a cumulative two-year adjusted earnings per share of $5.63 over the measurement period, which exceeded the target for that goal by $1.24 or 28.5%. However, Peoples failed to achieve the second performance goal because our adjusted return on average assets for the measurement period ranked below the 55th percentile of the Peer Group. As a result, the NEOs were paid 25% of the maximum dollar amount subject to each award, and the remaining 75% did not vest. Thus, Mr. Sulerzyski earned performance units valued at $87,500, and each of the other NEOs earned performance units valued at $37,500.

Retirement and Other Benefits

The NEOs participate in certain benefit programs available to all other employees of Peoples, subject to the same eligibility requirements that apply to all employees, including: (i) the Peoples Bancorp Inc. Retirement Plan and Trust (the “Retirement Plan”); (ii) the Peoples Bancorp Inc. Retirement Savings Plan (“Peoples’ 401(k) Plan”); (iii) the Peoples Bancorp Inc. Amended and Restated Nonqualified Deferred Compensation Plan (the “NQDC Plan”), (iv) the Peoples Bancorp Group Term Life Insurance Plan; (v) the medical and dental insurance plans provided by Peoples; (vi) Peoples’ Employee Stock Purchase Plan (the “ESPP”); and (vii) split-dollar bank-owned life insurance.

Retirement Plan

The Retirement Plan has a different benefit calculation for those individuals employed by Peoples before January 1, 2003, and those employed by Peoples on or after January 1, 2003 but before January 1, 2010. On December 17, 2009, the full Board closed the Retirement Plan to new entrants hired on or after January 1, 2010. Ms. Schneeberger and Ms. Stevens were employed by Peoples prior to January 1, 2003. Messrs. Sulerzyski, Rogers, and Wyatt were employed by Peoples after January 1, 2010, and do not participate in the Retirement Plan.

On January 27, 2011, the Compensation Committee amended the Retirement Plan so that benefit accruals ceased as of March 1, 2011. For purposes of vesting and benefit eligibility, service continues to be credited in accordance with the terms of the Retirement Plan.

Compensation used to calculate the amount of pension benefit payable under the Retirement Plan includes base salary, incentive pay, overtime pay, bonuses and any pre-tax savings under Peoples’ 401(k) Plan, as well as Peoples’ Internal Revenue Code Section 125 cafeteria plan (collectively, “Retirement Plan annual compensation”). Benefit distribution options are identical for both groups of participants as is the vesting requirement in order to be eligible for a pension benefit under the Retirement Plan.

For those participants employed by Peoples before January 1, 2003, including Ms. Schneeberger and Ms. Stevens, normal retirement occurs at age 65. The pension benefit for normal retirees is calculated as follows:

(a)

Forty percent (40%) of the participant’s average Retirement Plan annual compensation (Retirement Plan annual compensation providing the highest total for five consecutive years out of the last ten years of service), plus

(b)	Seventeen percent (17%) of the excess of the participant’s average Retirement Plan annual compensation over his/her Social Security-covered compensation; with
(c)	The sum of the amounts calculated under (a) and (b) multiplied by the ratio of total years of service projected to normal retirement date to 30, such ratio not to exceed 1.
(d)	The benefit amount in (c) is then multiplied by the ratio of total years of service with Peoples earned to date to total years of service projected to normal retirement date.

For those participants employed by Peoples before January 1, 2003, including Ms. Schneeberger and Ms. Stevens, early retirement could occur at age 50 if the participant has at least ten years of service with Peoples. The pension benefit for early retirees is calculated as follows:

(a)

Forty percent (40%) of the participant’s average Retirement Plan annual compensation (Retirement Plan annual compensation providing the highest total for five consecutive years out of the last ten years of service), plus

(b)	Seventeen percent (17%) of the excess of the participant’s’ average Retirement Plan annual compensation over his/her Social Security-covered compensation; with
(c)	The sum of the amounts calculated under (a) and (b) multiplied by the ratio of total years of service projected to normal retirement date to 30, such ratio not to exceed 1.

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(d)

The benefit amount in (c) is then multiplied by the ratio of total years of service with Peoples earned to date to total years of service projected to normal retirement date, and reduced by one-fifteenth for each of the first five years and one-thirtieth for each of the next ten years by which the participant’s early retirement date precedes the normal retirement date.

Participants earned no further accruals after March 1, 2011. For both normal retirement and early retirement purposes, each component of the benefit formula, including average Retirement Plan annual compensation, Social Security-covered compensation, years of service earned to date and years of service projected to normal retirement date, was calculated as of March 1, 2011 and frozen as of that date.

For both normal retirement and early retirement purposes, no compensation-related credits were added to any participant’s account balance after March 1, 2011.

None of the NEOs participated in multiple defined benefit retirement plans. Under the terms of the Retirement Plan, participants are not granted extra years of credited service.

Peoples’ 401(k) Plan

The NEOs are also eligible to participate in Peoples’ 401(k) Plan, on the same basis as other employees. In 2019, the “company match” under Peoples’ 401(k) Plan was 100% of the first 3% of an employee’s contribution, and 50% of the next 2% that the employee contributed, the sum of which was subject to a maximum match of 4% of eligible compensation, which consists of base salary, other cash payments including incentive payments and bonus payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid time off payments, and payments made under the short-term disability plan. Beginning January 1, 2020, the “company match” under Peoples’ 401(k) Plan was increased to 100% of the first 4% of an employee’s contribution, and 50% of the next 2% that the employee contributes, the sum of which is subject to a maximum match of 5% of eligible compensation.

Nonqualified Deferred Compensation Plan

On November 15, 2018, the Compensation Committee approved the NQDC Plan for continuation in 2019. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is offered for the purpose of providing a vehicle for the deferral of compensation in excess of statutory limits under Peoples’ 401(k) Plan for those participating in the NQDC Plan. Participants may elect to defer base salary, other cash payments including incentive payments and bonus payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid time off payments, and payments made under the short-term disability plan. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account, which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the bookkeeping account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.

Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples’ 401(k) Plan as matching contributions if all amounts selected to be deferred under the NQDC Plan had been deferred under Peoples’ 401(k) Plan. Any such contributions will be credited to the participants’ bookkeeping accounts during the first calendar quarter following the last day of the plan year with respect to which the related compensation was deferred by participants and will vest in accordance with the vesting schedule under Peoples’ 401(k) Plan, provided that the portion of the participant’s account attributed to discretionary contributions and any deemed earnings on the investment of such discretionary contributions will become fully vested in the event of a participant’s retirement (as defined In the NQDC Plan) or death and will be forfeited if a participant is terminated for cause.

The amount reflected in a participant’s bookkeeping account will be distributed in a single lump-sum payment on the January 1 immediately following the participant’s separation from service; provided, however, that, at the time a participant makes an initial deferral election under the NQDC Plan, the participant may elect to receive distribution of the participant’s account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant’s separation from service and on each January 1 thereafter. Notwithstanding the foregoing, if a participant is a “specified employee” under Internal Revenue Code Section 409A on the date of his or her separation from service, distributions from the participant’s bookkeeping account will be delayed until the first business day of the seventh month following the date of the participant’s separation of service. The first payment to be made after such

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delay will include the cumulative amount, if any, of any amounts which would have otherwise been paid in accordance with the participant’s election. If a participant dies before distribution has begun of the amount reflected in the participant’s bookkeeping account or complete distribution of the amount reflected in the participant’s bookkeeping account, then the amount reflected in the participant’s bookkeeping account will be distributed to the participant’s beneficiary within 90 days after the participant’s death.

The 2019 eligibility criteria for participation in the NQDC Plan required participants to have (i) either 2018 gross compensation of at least $200,000, or annualized 2019 current year base salary of at least $200,000, and (ii) an officer title of Vice President or higher at Peoples or any of its affiliates. Each of the NEOs met these criteria. Mr. Sulerzyski, Mr. Rogers and Ms. Schneeberger elected to participate in the NQDC Plan during 2019.

Insurance Plans

The NEOs participate in the Peoples Bancorp Group Term Life Insurance Plan on the same basis as other employees. Peoples pays the premiums for all employees under this plan. If an employee dies, his or her beneficiary will be paid an amount equal to two times the employee’s base salary at the time of death, up to a maximum amount of $600,000.

The NEOs are also eligible to participate in medical and dental insurance plans provided by Peoples on the same basis as other employees. The plans are contributory, and both the employees and Peoples pay for a portion of the cost of the health insurance premiums.

Employee Stock Purchase Plan

The NEOs are eligible to participate in the ESPP on the same basis as other employees. The ESPP is intended to comply with Sections 421 and 423 of the Internal Revenue Code. Employees are permitted to buy Peoples common shares through payroll deductions at a discount of up to 15% of the fair market value of the common shares on the last day of the applicable offering period. The Compensation Committee determines the establishment of any offering period and the dates on which any offering period will take place. The Compensation Committee established an offering period for each of the four calendar quarters in 2019. Each offering period was one calendar quarter in length. Mr. Sulerzyski, Mr. Rogers and Ms. Schneeberger elected to participate in the ESPP throughout 2019.

Bank-Owned Life Insurance

During 2016, the Board approved the purchase of split-dollar bank-owned life insurance, and Mr. Sulerzyski, Mr. Rogers, Ms. Schneeberger and Ms. Stevens were offered and accepted coverage under this benefit. Under the terms of the split-dollar agreement, each receives a $50,000 life insurance benefit while employed by Peoples and a $25,000 life insurance benefit after retiring from Peoples at no cost to the NEO. As the owner of the policy, Peoples can elect to terminate this coverage at any time.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. Consistent with Peoples’ overall compensation program, the Compensation Committee believes the perquisites and other personal benefits provided to the NEOs are reasonable, modest in value and necessary to attract and retain employees for key positions, which, in turn, promote the long-term interests of our shareholders.

Peoples maintains an Executive Health Program, which provides an opportunity for each NEO to participate, on a voluntary basis, in a comprehensive medical screening annually at the expense of Peoples. The objective of the Executive Health Program is the early identification of potential health problems and the prompt, expert treatment of any medical problems detected, thereby mitigating the negative potential impact on Peoples’ financial performance or current management succession plans. Some of the NEOs participate in a program under which Peoples offers a limited reimbursement for fitness club memberships. This program is available to all employees and is part of an overall wellness initiative at Peoples. In 2019, all of the NEOs participated in a wellness incentive program, available to all Peoples medical plan participants, which provided up to a one-time $1,250 payment to a Health Savings or Flexible Spending Account, depending upon individual compliance with the program’s requirements, which include wellness-related activities.

Based on business needs, on a case-by-case basis, the Compensation Committee has granted the use of a company-paid automobile and/or country club membership to certain NEOs to further business development on behalf of Peoples and our shareholders. Personal use of a company-paid automobile is reported and taxed as income to the NEO. Expenses relating to personal use of the country club amenities are either reimbursed to Peoples by the NEO or paid directly by the NEO.

On a case-by-case basis, the Compensation Committee will approve the payment of or reimbursement to an NEO for moving expenses and temporary housing as part of the NEO’s executive recruitment package.

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Change in Control Agreements

We have entered into a change in control agreement with each of the NEOs. The change in control agreements are designed to motivate the NEOs to act in the best interests of the Peoples shareholders and to promote stability and continuity of the services of the NEOs during a change in control. The change in control agreements are “double trigger” agreements that provide severance payments to an NEO only if Peoples or its successor terminates the NEO’s employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control. A “double trigger” also applies to the restricted common shares awarded to the NEOs under our long-term incentive program if there is a change in control. The restricted common shares will immediately vest only if Peoples’ successor refuses to assume the restricted common shares or substitute equivalent equity awards, or if Peoples’ successor terminates the NEO’s employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control.

The Compensation Committee chose the “double trigger” to forego extra costs to Peoples or its successor if an NEO continues in the same or a similar role after the change in control, while still motivating the NEO to act in the best interests of the Peoples shareholders by providing for the NEO even if he or she would not have the same or a similar role after the change in control. Beginning in 2016 with the change in control agreements with Mr. Wyatt and Ms. Stevens, we have defined compensation for the purpose of calculating the amount of severance to be the sum of the NEO’s annualized monthly base salary for the calendar year in which the change in control occurs plus the average of annual cash incentives paid to the NEO over the prior three years.

The change in control agreements do not provide for payments to be “grossed up” for excise taxes. Additional information regarding the definition of a change in control, the additional event(s) that must occur in order for an NEO to receive severance compensation following a change in control and potential payments under such agreements for the NEOs is provided in “OTHER POTENTIAL POST EMPLOYMENT PAYMENTS” beginning on page 56 of this Proxy Statement.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally prohibits Peoples from claiming a deduction on Peoples’ federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the net cost and value to Peoples of maintaining the deductibility of all compensation, the Compensation Committee also desires the flexibility to reward NEOs and other key employees in a manner that enhances Peoples’ ability to attract and retain individuals, as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Peoples’ compensation program.

Non-Qualified Deferred Compensation

Section 409A of the Internal Revenue Code (“Section 409A”) imposes additional taxes, interest and penalties on non-qualified deferred compensation arrangements that do not satisfy the requirements of Section 409A. Peoples believes that it is administering its non-qualified deferred compensation arrangements in accordance with the requirements of Section 409A and has amended its non-qualified deferred compensation arrangements, including the change in control arrangements with the NEOs, to comply with the regulations issued under Section 409A. We have not realized any material changes to our compensation program as a result of compliance with Section 409A.

Accounting for Equity-Based Compensation

Compensation costs for stock options, restricted common share awards and stock appreciation rights (“SARs”), if awarded, are measured at the fair value of these awards on their grant date. Compensation expense for time-vested awards is recognized over the required service period, generally the vesting period for stock options and SARs, and the restriction period for restricted common share awards. Compensation expense for time-vested awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. Compensation expense for performance-based restricted common share awards is recognized over the performance period, once management believes it is probable the performance requirements will be met. Compensation expense for performance-vested restricted common share awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. For all awards, only the expense for the portion of the awards expected to vest is recognized.

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Other Information

Stock Holding Requirement

We have a stock holding requirement for the NEOs with respect to equity-based compensation awards granted after December 13, 2011. This stock holding requirement remains in effect during the entire time the individuals are employed by Peoples. The holding requirement is based upon a percentage of the “net shares” held by an individual NEO following vesting or exercise of an equity-based compensation award. Such “net shares” represent the number of common shares the NEO owns after paying for taxes through the withholding of common shares in the case of restricted common shares, or if granted in the future, after paying for the exercise price and taxes through the withholding of common shares in the case of the exercise of stock options, SARs or other similar forms of equity-based awards. Each NEO is required to maintain ownership of 50% of such net shares through the term of the NEO’s employment. Other than this stock holding requirement with respect to equity-based compensation awards, we have no equity or other security ownership requirements for NEOs.

Clawback Policy

We have an executive incentive compensation clawback policy pursuant to which, in the event of a restatement of the financial or operating results of Peoples, we may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable. This policy applies to executive officers of Peoples (including the NEOs), as determined pursuant to Rule 3b-7 under the Exchange Act. A copy of this policy is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com.

CEO Pay Ratio

We determined our “median employee” for 2019 by: (1) calculating the annual total compensation for each of the part-time and full-time employees of Peoples or one of our subsidiaries who was employed as of December 31, 2019, except Mr. Sulerzyski, with annual total compensation for this purpose calculated by adding base salary and overtime pay, plus any cash incentive and equity-based incentive payments vested in 2019, plus the amount of any “company match” under Peoples’ 401(k) Plan, plus any wellness incentive payment; (2) ranking the annual total compensation of all employees except Mr. Sulerzyski from lowest to highest; and (3) identifying the middle employee in the list as the “median employee.” Once the median employee was identified, we used the annual total compensation for 2019 for such employee calculated in the manner described in the preceding sentence, which allowed for the elements of compensation for the median employee to be as comparable as possible to the elements of the annual total compensation of Mr. Sulerzyski. We then used Mr. Sulerzyski’s annual total compensation for 2019 as disclosed in the “SUMMARY COMPENSATION TABLE FOR 2019” appearing on page 49 of this Proxy Statement. The calculations yielded the following numbers and ratio:

• Annual total compensation of Mr. Sulerzyski	$1,300,266
• Median employee’s annual total compensation	$48,796
• Ratio of annual total compensation of Mr. Sulerzyski to the median employee’s annual total compensation	26.65 to 1.0

Summary

The Compensation Committee believes that the best measure of whether the executive compensation program is achieving its intended goals is to look at the long-term performance of Peoples, as well as the relative changes in performance during any given time period. Peoples’ NEOs received payouts under the incentive compensation program based upon the levels of corporate and individual performance achieved for 2019. In light of the results previously described in this “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS,” the Compensation Committee believes Peoples’ compensation program for Peoples’ NEOs continues to be aligned with the interests of our shareholders. The incentive compensation program is a performance-based system that provides a balanced foundation for strong and effective leadership into the future and ensures alignment with long-term shareholder interests without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure included under the caption “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the full Board that the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Discussion of Risk Review and Assessment

Peoples’ Senior Vice President, Director of Risk Management has conducted an assessment of Peoples’ 2019 compensation programs and has reviewed, evaluated and discussed the assessment and the compensation programs with the Compensation Committee. The most recent review and discussion with the Compensation Committee with respect to Peoples’ 2019 compensation programs occurred on October 23, 2019, and covered the senior management and executive compensation plans in which the NEOs were eligible to participate. The review of these plans took into consideration: (i) products and services incented; (ii) the risk time horizon of those products and services; (iii) incentives paid as a percentage of total revenue; and (iv) incentives paid as a percentage of each participant’s total compensation. Broad-based welfare and benefit plans that do not discriminate in scope, terms or operation in favor of NEOs were excluded from the review.

The Compensation Committee believes that Peoples’ overall compensation practices for its NEOs, which include the following elements, limit the ability of these officers to benefit from taking unnecessary and excessive risks:

•	Balance between base salary, and cash and equity-based incentive compensation opportunities;
•	Maximum payouts which limit overall payout potential;
•	Balance between short-term (cash) and long-term (equity-based) incentive compensation opportunities;
•	Use of a balanced scorecard approach in setting performance goals with interacting, complementary incentive objectives that discourage emphasis on any single objective;
•	Peoples’ tone at the top and culture of ethically doing the right thing;
•	Grants of only full value equity awards in respect of potential equity-based long-term incentive compensation; and
•	Awards of restricted common shares with a performance-based vesting requirement based upon the achievement of minimum performance metrics by Peoples.

In addition, the Compensation Committee believes there are controls around incentive programs for all employees that effectively discourage unnecessary and excessive risk-taking. All employee incentive programs allow for management discretion (or Compensation Committee discretion in the case of the incentive program in which NEOs are eligible to participate) to reduce or eliminate any award. The Compensation Committee reviews and approves all NEO compensation plans and awards, and the full Board reviews and approves the corporate performance goals.

Most officers, including the NEOs and employees serving Peoples in support roles, such as accounting, loan operations and deposit operations, participate in the annual cash and long-term equity-based incentive program. Approximately 50% of all of Peoples’ employees participate in this incentive program. Annual cash incentives, as well as equity-based incentives under the incentive program, are payable only when specific pre-determined performance goals are met. All participants in the incentive program have some portion of both their incentive awards dependent on the selected corporate performance criteria. In addition, the potential incentives payable to senior officers having only compliance, risk, credit quality and internal control roles are tied to corporate goals under the incentive program with only a 25% weighting. The remainder of their potential incentives is determined based upon the level of achievement of individual goals tied to their specific job functions. The Compensation Committee ultimately approves all incentive compensation paid to the NEOs.

In addition to the incentive program, we have (i) compensation plans for producers, including insurance agents and financial advisors, which include variable pay components (commission based on the sales of products underwritten or offered by independent third parties); (ii) compensation plans for home loan originators which include variable cash compensation components tied to the origination of one-to-four family real estate loans, the majority of which are sold into the secondary market; and (iii) other miscellaneous individual plans which are informal agreements that allow certain employees to earn amounts of cash incentive compensation without encouraging the employees to take unnecessary or excessive risk because their roles inherently do not have the opportunity for excessive levels of risk,

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either individually or in the aggregate, and the incentive compensation potential is not a substantial part of their respective total compensation.

The Compensation Committee believes that the elements of the incentive program and the other compensation plans, alone and/or combined with the systems of controls in place, such as separation of the valuation, authorization and payment of incentive compensation, do not encourage unnecessary or excessive risk-taking and do not encourage the manipulation of reported earnings to enhance the compensation of any employee or group of employees.

Further, in light of the significant level of oversight and controls surrounding incentive programs and the significant amounts that would be required to materially impact Peoples’ reported earnings, the Compensation Committee believes that, upon evaluation of the incentive opportunities for employees, including the NEOs, any elements of the incentive program and other compensation and individual plans that have the potential to encourage the manipulation of reported earnings to enhance the compensation of any individual employee are appropriately mitigated.

Submitted by the Compensation Committee of the Board:

Tara M. Abraham, S. Craig Beam, David L. Mead and Susan D. Rector (Chair).

SUMMARY COMPENSATION TABLE FOR 2019

The table below summarizes the total compensation for each of the NEOs for the fiscal years ended December 31, 2019, 2018, and 2017. We have not entered into any employment agreements with any of the NEOs.

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)

Charles W. Sulerzyski	2019	$600,000	—	$359,996	(4)	$299,500	—	$40,770	$1,300,266
President and Chief Executive	2018	$565,000	—	$407,468	(5)	$388,000	—	$39,108	$1,399,576
Officer	2017	$515,000	—	$197,989	(6)	$327,000	—	$34,112	$1,074,101
John C. Rogers	2019	$321,000	—	$104,972	(4)	$108,500	—	$18,695	$553,167
Executive Vice President, Chief	2018	$315,000	—	$127,492	(5)	$142,000	—	$18,210	$602,684
Financial Officer and Treasurer	2017	$305,000	—	$55,114	(6)	$131,500	—	$19,909	$511,523
Carol A. Schneeberger	2019	$265,000	—	$99,981	(4)	$93,000	$159,955	$19,541	$637,477
Executive Vice President, Chief	2018	$260,000	—	$112,470	(5)	$119,500	$291	$15,470	$507,731
Administrative Officer	2017	$250,000	—	$55,114	(6)	$95,500	$96,889	$17,268	$514,771
Douglas V. Wyatt	2019	$265,000	—	$99,981	(4)	$94,500	—	$11,912	$471,393
Executive Vice President, Chief	2018	$260,000	—	$117,466	(5)	$115,500	—	$13,088	$506,054
Commercial Banking Officer	2017	$250,000	—	$31,447	(6)	$110,500	—	$15,113	$407,060
Robyn A. Stevens	2019	$240,000	—	$99,981	(4)	$84,500	$30,731	$11,200	$466,412
Executive Vice President, Chief	2018	$230,000	—	$107,474	(5)	$104,500	—	$11,000	$452,974
Credit Officer	2017	$215,000	—	$55,114	(6)	$93,500	$14,957	$10,800	$389,371

(1)

Except as discussed in the following paragraph, the amounts in column (f) represent cash incentives earned under the annual incentive program and are reported for the fiscal year with respect to which the cash incentives were earned. The amounts shown for 2019 were paid on February 5, 2020. The amounts shown for 2018 were paid on February 20, 2019. The amounts shown for 2017 were paid on February 21, 2018.

The amount shown in column (f) for Mr. Sulerzyski in 2017 represents the cash amount earned with respect to performance units that were to be earned based on the performance levels achieved for the 2017 fiscal year with respect to the performance goals applicable to the performance units. The amount shown for 2017 was paid on February 21, 2018.

(2)

The amounts in column (g) include, for the participating NEOs, the increase (if any) in the actuarial present value of the NEO’s accumulated benefits under the Retirement Plan determined using assumptions consistent with those used in “Note 11 Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Mr. Sulerzyski, Mr. Rogers and Mr. Wyatt do not participate in the Retirement Plan. For the purposes of the fiscal year ended December 31, 2019, the actuarial present value of the accumulated benefits for Ms. Schneeberger and Ms. Stevens under the

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Retirement Plan represented a net gain in value resulting in a value of $159,427 reported for Ms. Schneeberger and the value of $30,731 reported for Ms. Stevens. For purposes of the fiscal year ended December 31, 2017, the actuarial present value of the accumulated benefits for Ms. Stevens and Ms. Schneeberger under the Retirement Plan represented a net gain in value, resulting in a value of $96,559 reported for Ms. Schneeberger and a value of $14,957 reported for Ms. Stevens. The amount shown in column (g) for 2018 does not include the decline in the actuarial present value of the accumulated benefits under the Retirement Plan in the amount of $75,558 for Ms. Schneeberger or in the amount of $17,963 for Ms. Stevens.

For Ms. Schneeberger, the amounts in column (g) also include the amount of above-market earnings accrued ($528 in 2019, $291 in 2018, and $330 in 2017) on the cumulative amount of cash incentives deferred by her under the terms of the Amended and Restated Incentive Award Plan (the “Pre-2010 Incentive Plan”). The interest rate in each of 2019, 2018, and 2017 was above-market or preferential. Ms. Schneeberger is the only NEO who participates in the Pre-2010 Incentive Plan.

(3)

All other compensation for each NEO for 2019 includes the following: (i) Mr. Sulerzyski - Peoples’ 401(k) Plan company match in the amount of $11,200; $1,250 wellness incentive payment; and $28,320 in company matching contributions under the NQDC Plan; (ii) Mr. Rogers - Peoples’ 401(k) Plan company match in the amount of $11,200; $175 wellness incentive payment; and $7,320 in company matching contributions under the NQDC Plan; (iii) Ms. Schneeberger - Peoples’ 401(k) Plan company match in the amount of 11,200; $1,250 wellness incentive payment; $4,180 in company matching contributions under the NQDC Plan; and executive health program payment made on her behalf of $2,911; (iv) Mr. Wyatt - Peoples’ 401(k) Plan company match in the amount of $11,200; and $712 wellness incentive payment; and (v) Ms. Stevens - Peoples’ 401(k) Plan company match in the amount of $11,200. See the disclosure under the caption “NON-QUALIFIED DEFERRED COMPENSATION FOR 2019” beginning on page 54 of this Proxy Statement for more information concerning the calculation of earnings with respect to contributions made by Peoples and the NEOs and credited to the NEOs’ accounts under the NQDC Plan.

(4)

The amounts in column (e) for 2019 reflect the grant date fair values for awards of restricted common shares with respect to the 2018 incentive program which were granted in 2019 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2019 were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 17 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for additional information regarding the restricted common shares granted in 2019.

(5)

The amounts in column (e) for 2018 reflect the sum of the grant date fair values for awards of restricted common shares with respect to the 2017 incentive program which were granted in 2018 and the amount reflecting the probable outcome at the time of grant of the performance conditions related to the performance units granted under a one-time supplemental long-term incentive program. All of the awards described in the preceding sentence were granted under the 2006 Plan. See the disclosure under the caption “2019 Executive Compensation Components- Cash and Equity- Base and Incentive Program- Supplemental Long-Term Incentive” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 26 of this Proxy Statement for more information about the supplemental long-term incentive program.

The amounts of compensation for the restricted common shares reported for 2018 were computed in accordance with FASB ASC Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 17 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for additional information regarding the restricted common shares granted in 2018.

The amounts listed for each NEO for 2018 include the following grant date fair values for the restricted common shares and the probable outcome of the performance conditions related to the performance units granted under the supplemental long-term incentive program on the grant date: (i) Mr. Sulerzyski - restricted common shares under 2017 incentive program, $319,968; performance units under supplemental long-term incentive program, $87,500; (ii) Mr. Rogers - restricted common shares under 2017 incentive program, $89,992; performance units under supplemental long-term incentive program, $37,500; (iii) Ms. Schneeberger - restricted common shares under 2017 incentive program, $74,970; performance units under supplemental long-term incentive program, $37,500; (iv) Mr. Wyatt - restricted common shares under 2017 incentive program, $79,966; performance units under supplemental long-term incentive program, $37,500; and (v) Ms. Stevens - restricted common shares under 2017 incentive program, $69,974; performance units under supplemental long-term incentive program, $37,500.

(6)

The amounts in column (e) for 2017 reflect the grant date fair values for awards of restricted common shares pursuant to the 2016 incentive program, which were granted in 2017 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2017 were computed in accordance with FASB ASC Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 17 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for additional information regarding the restricted common shares granted in 2017.

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GRANTS OF PLAN-BASED AWARDS FOR 2019

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)	(k)	(l)	(m)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)		Target ($)		Maximum ($)		Units (#) (2)	Options (#)	Awards ($/Share)	Awards ($) (3)

Charles W. Sulerzyski	—	—	$78,125	$312,500	$468,750	$62,500	(4)	$300,000	(4)	$450,000	(4)	—	—	—	—
	2/5/2019	1/28/2019	—	—	—	—		—		—		11,180	—	—	$359,996
John C. Rogers	—	—	$29,128	$115,850	$173,775	$20,853	(4)	$82,750	(4)	$124,125	(4)	—	—	—	—
	2/5/2019	1/28/2019	—	—	—	—		—		—		3,260	—	—	$104,972
Carol A. Schneeberger	—	—	$23,320	$92,750	$139,125	$16,695	(4)	$66,250	(4)	$99,375	(4)	—	—	—	—
	2/5/2019	1/28/2019	—	—	—	—		—		—		3,105	—	—	$99,981
Douglas V. Wyatt	—	—	$23,892	$95,025	$142,538	$17,105	(4)	$67,875	(4)	$101,813	(4)	—	—	—	—
	2/5/2019	1/28/2019	—	—	—	—		—		—		3,105	—	—	$99,981
Robyn A. Stevens	—	—	$21,120	$84,000	$126,000	$15,120	(4)	$60,000	(4)	$90,000	(4)	—	—	—	—
	2/5/2019	1/28/2019	—	—	—	—		—		—		3,105	—	—	$99,981

(1)

Annual cash incentive potential available for payment through the annual incentive program if the indicated levels of performance were achieved for the 2019 fiscal year. Refer to the discussion under the caption “2019 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 26 of this Proxy Statement, for additional information regarding the annual incentive program.

(2)

The number of common shares shown in column (j) reflects the aggregate number of restricted common shares (if any) granted through the 2018 incentive program based upon corporate and individual performance for the 2018 fiscal year, which were granted under the 2006 Plan on February 5, 2019. The fair value of the equity-based incentive awards earned was converted into the number of restricted common shares shown, using the closing price of Peoples common shares on the grant date. All restricted common shares will vest on February 5, 2022 if the NEO remains employed by Peoples or has met Peoples’ definition of retirement or disability on that date. The vesting is also subject to the requirements that Peoples have maintained a well capitalized status under applicable regulatory standards and reported net income for each of the fiscal years comprising the vesting period. The NEO has the right to vote the common shares underlying the restricted common shares and is entitled to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid or issued.

(3)

Fair value of equity-based grants awarded through the 2018 incentive program under the 2006 Plan for the performance achieved in the 2018 fiscal year. These grants were approved on February 1, 2019. At the time of grant, the fair value of the actual award earned was translated into an award of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards were made after results achieved in the 2018 fiscal year were measured.

(4)

Fair value of equity-based grants available for award through the 2019 long-term incentive program under the 2006 Plan if the indicated level of performance was to be achieved for the 2019 fiscal year. Equity-based incentive awards are denominated in dollars, rather than number of common shares. As a result, the threshold, target and maximum amounts are shown in “dollars” rather than the “number of common shares.” At the time of payout, the fair value of the actual award earned is to be translated into awards of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards are made after results in respect of the fiscal year’s performance goals have been measured. Refer to the discussion under the caption “2019 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 26 of this Proxy Statement, for additional information regarding grants of equity-based awards.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table provides information relating to the outstanding equity awards held by the NEOs at the end of the 2019 fiscal year. There were no options or SARs held by the NEOs at the end of the 2019 fiscal year. Each individual grant of restricted common shares is shown on a separate line for each NEO. The market value of the stock awards is based on the closing price of Peoples common shares as reported on The Nasdaq Global Select Market® on December 31, 2019, which was $34.66.

(a)	(b)	(c)	(d)	(e)	(g)	(h)		(i)	(j)		(k)
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/ SARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Charles W. Sulerzyski	2/13/17	—	—	—	—	6,107	(1)	$211,669	—		—
	7/26/17	—	—	—	—	—		—	2,990	(4)	—
	2/2/18	—	—	—	—	9,031	(2)	$313,014	—		—
	2/5/19	—	—	—	—	11,180	(3)	$387,499	—		—
	2/10/20	—	—	—	—	—		—	7,256	(5)	—
John C. Rogers	2/13/17	—	—	—	—	1,700	(1)	$58,922	—		—
	7/26/17	—	—	—	—	—		—	1,281	(4)	—
	2/2/18	—	—	—	—	2,540	(2)	$88,036	—		—
	2/5/19	—	—	—	—	3,260	(3)	$112,992	—		—
	2/10/20	—	—	—	—	—		—	1,823	(5)	—
Carol A. Schneeberger	2/13/17	—	—	—	—	1,700	(1)	$58,922	—		—
	7/26/17	—	—	—	—	—		—	1,281	(4)	—
	2/2/18	—	—	—	—	2,116	(2)	$73,341	—		—
	2/5/19	—	—	—	—	3,105	(3)	$107,619	—		—
	2/10/20	—	—	—	—	—		—	1,823	(5)	—
Douglas V. Wyatt	2/13/17	—	—	—	—	970	(1)	$33,620	—		—
	7/26/17	—	—	—	—	—		—	1,281	(4)	—
	2/2/18	—	—	—	—	2,257	(2)	$78,228	—		—
	2/5/19	—	—	—	—	3,105	(3)	$107,619	—		—
	2/10/20	—	—	—	—	—		—	1,519	(5)	—
Robyn A. Stevens	2/13/17	—	—	—	—	1,700	(1)	$58,922	—		—
	7/26/17	—	—	—	—	—		—	1,281	(4)	—
	2/2/18	—	—	—	—	1,975	(2)	$68,454	—		—
	2/5/19	—	—	—	—	3,105	(3)	$107,619	—		—
	2/10/20	—	—	—	—	—		—	1,519	(5)	—

(1)

Represents unvested restricted common shares which had been approved and granted by the Compensation Committee on February 13, 2017 with respect to individual performance for the 2016 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and vested on February 13, 2020.

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(2)

Represents unvested restricted common shares which had been approved and granted by the Compensation Committee on February 2, 2018 with respect to individual performance for the 2017 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the grant date. The vesting on the third anniversary of the grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well-capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.

(3)

Represents unvested restricted common shares approved on January 28, 2019 and granted by the Compensation Committee on February 5, 2019 with respect to individual performance for the 2018 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the grant date. The vesting on the third anniversary of the grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well-capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.

(4)

Represents the number of common shares that vested on February 27, 2020, with respect to performance unit awards granted by the Compensation Committee on July 26, 2017 under a one-time supplemental long-term incentive program with respect to the 24-month performance period beginning January 1, 2018 and ending on December 31, 2019 and which performance unit awards vested on February 27, 2020. These performance unit awards were considered "unearned" as the performance was not certified by the Compensation Committee until after the end of the 2019 fiscal year and therefore, did not vest until such certification took place.

(5)

Represents unvested restricted common shares approved on January 22, 2020 and granted by the Compensation Committee on February 10, 2020 with respect to individual performance for the 2019 fiscal year. The restricted common shares were considered “unearned” as they were not granted until after the end of the 2019 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the grant date. The vesting on the third anniversary of the grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.

OPTION EXERCISES AND STOCK VESTED FOR 2019

The following table provides information for the NEOs relating to restricted common shares that vested during the 2019 fiscal year, including the number of common shares acquired upon vesting and the value realized. No options or SARs were exercised by any of the NEOs during the 2019 fiscal year. The values shown below in column (e).

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles W. Sulerzyski	—	—	—	—
John C. Rogers	—	—	—	—
Carol A. Schneeberger	—	—	—	—
Douglas V. Wyatt	—	—	7,500	$233,400
Robyn A. Stevens	—	—	1,000	$32,290

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PENSION BENEFITS FOR 2019

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs participating in the Retirement Plan as well as the number of years of service credited to each such NEO. The actuarial present value of accumulated benefits payable was determined using interest rate and mortality rate assumptions consistent with those used in Peoples’ Consolidated Financial Statements, as disclosed in “Note 11 Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of Item 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Information regarding the terms of the Retirement Plan applicable to the NEOs who are participants in the Retirement Plan can be found in the discussion under the caption “Retirement and Other Benefits” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 26 of this Proxy Statement.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles W. Sulerzyski (1)	Retirement Plan	—	—	—
John C. Rogers (1)	Retirement Plan	—	—	—
Carol A. Schneeberger	Retirement Plan	34	$1,184,230	—
Douglas V. Wyatt (1)	Retirement Plan	—	—	—
Robyn A. Stevens	Retirement Plan	13	$129,794	—

(1)	Messrs. Sulerzyski, Rogers and Wyatt were employed by Peoples after the Retirement Plan was closed to new entrants and, therefore, are not and will not be participants in the Retirement Plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2019

The following table provides information regarding two separate non-qualified deferred compensation plans maintained by Peoples. The first plan as to which information is provided in the following table reflects cash incentives earned by Ms. Schneeberger under the Pre-2010 Incentive Plan but which were deferred in accordance with the terms of the Pre-2010 Incentive Plan. No other NEO participated in the Pre-2010 Incentive Plan. Ms. Schneeberger was required to defer 25% of any annual cash incentives earned under the terms of the Pre-2010 Incentive Plan. Once the mandatory deferral period lapsed, Ms. Schneeberger was permitted to either take a cash distribution or further defer receipt of the cash incentive, until she retires or her employment is terminated. Interest on the deferred compensation is accrued at a rate equal to 50% of Peoples’ return on average stockholders’ equity achieved during each calendar year throughout the deferral period. In addition to the mandatory 25% deferral, Ms. Schneeberger also had the option to defer any remaining annual cash incentive compensation to be paid to her. If Ms. Schneeberger qualifies as a “specified employee” for purposes of Section 409A on the date of her separation from service, the distribution of the amount in her account will be delayed until the first business day of the seventh month following the date of her separation from service. Since 2010, the sole activity under the Pre-2010 Incentive Plan for Ms. Schneeberger has been further deferrals of previously deferred mandatory amounts or payouts as described in this paragraph.

The second plan as to which information is provided in the following table is the NQDC Plan. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974. Participants may elect to defer base salary, other cash payments including incentive payments and bonus payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, and paid time off payments, and payments made under the short-term disability plan. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the bookkeeping account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.

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Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples’ 401(k) Plan as matching contributions if all amounts selected to be deferred by participants under the NQDC Plan had been deferred under Peoples’ 401(k) Plan. Any such discretionary contributions will be credited to the participants’ bookkeeping accounts during the first calendar quarter following the last day of the plan year with respect to which the related compensation was deferred by participants and will vest in accordance with the vesting schedule under Peoples’ 401(k) Plan, provided that the discretionary contribution amounts will become fully vested in the event of a participant’s retirement (as defined in the NQDC Plan) or death and will be forfeited if a participant is terminated for cause.

The amount reflected in a participant’s bookkeeping account will be distributed on the January 1 immediately following the participant’s separation from service in a single lump-sum payment; provided, however, that, at the time a participant makes an initial deferral election under the NQDC Plan, the participant may elect to receive distribution of the participant’s account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant’s separation from service and on each January 1 thereafter. If a participant dies before distribution has begun of the amount reflected in the participant’s bookkeeping account or complete distribution of the amount reflected in the participant’s bookkeeping account, then the amount reflected in the participant’s bookkeeping account will be distributed to the participant’s beneficiary within 90 days after the participant’s death. If a participant qualifies as a “specified employee” for purpose of Section 409A on the date of his or her separation from service, distributions from the participant’s bookkeeping account will be delayed until the first business day of the seventh month following the date of his or her separation from service. The first payment to be made after such delay will include the cumulative amount, if any, of any amounts which would have otherwise been paid in accordance with the participant’s election. The 2019 eligibility criteria for participation in the NQDC Plan required participants to have (i) either 2018 gross compensation of at least $200,000, or annualized 2019 current year base salaries of at least $200,000 and (ii) an officer title of Vice President or higher at Peoples or any of its affiliates. Each of the NEOs met these criteria. Mr. Sulerzyski, Mr. Rogers and Ms. Schneeberger elected to participate in the NQDC Plan during 2019.

(a)	(b)	(c)	(d)	(e)		(f)	(g)
Name	Name of Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at Last Fiscal Year-End ($)
Charles W. Sulerzyski	Pre-2010 Incentive Plan (4)	—	—	—		—	—
	NQDC Plan	$25,760	$28,320	$62,304	(6)	($2,000)	$340,228	(8)
John C. Rogers	Pre-2010 Incentive Plan (4)	—	—	—		—	—
	NQDC Plan	$19,260	$7,320	$42,371	(6)	($1,366)	$221,610	(8)
Carol A. Schneeberger	Pre-2010 Incentive Plan	—	—	$1,159	(7)	—	$25,605	(9)
	NQDC Plan	$5,300	$4,180	$5,281	(6)	($258)	$44,921	(8)
Douglas V. Wyatt	Pre-2010 Incentive Plan (4)	—	—	—		—	—
	NQDC Plan (5)	—	—	—		—	—
Robyn A. Stevens	Pre-2010 Incentive Plan (4)	—	—	—		—	—
	NQDC Plan (5)	—	—	—		—	—

(1)

The amount reported represents the aggregate amount deferred by each participant under the NQDC Plan for compensation earned during the 2019 fiscal year and contributed to the NQDC Plan. These amounts are included in “Salary” and/or “Non-Equity Incentive Plan Compensation” for 2019 in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

(2)

The amount reported represents the matching contribution made by Peoples to each participant’s account, pursuant to the NQDC Plan. These matching contributions were made on February 6, 2020 with respect to the participant’s 2019 contributions. These amounts are included in “All Other Compensation” for 2019 in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

(3)	The amounts reported represent fees paid for record keeping and administration of the NQDC Plan and allocated to the bookkeeping account of each participant.

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(4)	Messrs. Sulerzyski, Rogers and Wyatt, and Ms. Stevens do not participate in the Pre-2010 Incentive Plan.
(5)	Mr. Wyatt and Ms. Stevens were eligible but did not participate in the NQDC Plan during the 2019 fiscal year.
(6)

The amounts reported represent the aggregate annual earnings accrued during the 2019 fiscal year. The amounts in this column are not reported in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement, as they are not above market or preferential.

(7)

The amount reported represents the aggregate earnings on the voluntary deferrals of cash incentives. The interest rate for 2019 was 4.74%. Because this interest rate was above-market or preferential, the amount considered to be above market ($528) is included in the amount shown for Ms. Schneeberger “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” for 2019 in the “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

(8)

The amounts reported represent the accumulated total of executive contributions, company discretionary contributions and aggregate earnings less aggregate withdrawals under the NQDC Plan for each participant. The following amounts are included in the aggregate balance as of December 31, 2019 and were previously reported as compensation to the NEOs in the Summary Compensation Tables for the fiscal years the NEOs participated in the NQDC Plan: (a) Mr. Sulerzyski - $262,749; (b) Mr. Rogers - $166,719; and (c) Ms. Schneeberger - $38,843.

(9)

This amount represents the accumulated voluntary deferrals of cash incentives and earnings thereon. Accumulated voluntary deferrals and above market earnings have been previously reported as compensation to Ms. Schneeberger in the Summary Compensation Tables for past fiscal years, as well as for 2019.

OTHER POTENTIAL POST EMPLOYMENT PAYMENTS

The amount of compensation payable to each NEO upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control of Peoples and termination in the event of the death or disability of the NEO is described below.

An NEO participating in the NQDC Plan is fully vested at all times in the portion of the participant’s bookkeeping account attributable to compensation deferred by the participant and any deemed earnings on such amounts. The portion of the participant’s bookkeeping account attributable to discretionary contributions from Peoples and any deemed earnings on the investment of the discretionary contributions will become fully vested in the event of the participant’s retirement (as defined in the NQDC Plan) or death and will be forfeited if the participant is terminated for cause.

Payments Made Upon Termination of Employment

Regardless of the manner in which an NEO’s employment terminates, including termination for cause with the exception noted below, the NEO is entitled to receive amounts earned during the NEO’s term of employment. These amounts are not included in the table below. Such amounts would include:

•	all vested equity-based awards earned through the long-term equity-based incentive compensation programs;
•

all cash incentives voluntarily deferred under the Pre-2010 Incentive Plan (this amount for Ms. Schneeberger ($25,605) is included in the table in the section captioned “NON-QUALIFIED DEFERRED COMPENSATION FOR 2019” beginning on page 54 of this Proxy Statement and shown in the “Aggregate Balance at Last Fiscal Year-End” column);

•	the balance of the NEO’s account in Peoples’ 401(k) Plan;
•

the balance credited to the NEO’s bookkeeping account in the NQDC Plan in the event employment terminates other than for cause (this amount as of December 31, 2019 is included in the table in the section captioned “NON-QUALIFIED DEFERRED COMPENSATION FOR 2019” beginning on page 54 of this Proxy Statement and shown in the “Aggregate Balance at Last Fiscal Year-End” column); and

•

amounts accrued and vested under the NEO’s account in the Retirement Plan. These amounts are included in the table in the section captioned “PENSION BENEFITS FOR 2019” on page 54 of this Proxy Statement and shown in the “Present Value of Accumulated Benefit” column. Both Ms. Schneeberger and Ms. Stevens have met the five or more years of service requirement and would be paid the amounts shown for them upon any termination of employment.

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Payments Made Upon Retirement

In the event of the retirement of an NEO (whether normal or early), in addition to the items identified above, the NEO would receive the following benefits:

•	pay out of unused paid time off, commensurate with the length of service in the current calendar year; and
•	unvested grants of restricted common shares under the 2006 Plan would vest and become exercisable upon attainment of the performance goals specific to the grant.

For purposes of the Retirement Plan, retirement may occur at the age of 65 (normal retirement) or at the age of 50 if the executive officer has at least ten years of service with Peoples (early retirement), or at such other age or after such other number of years of service as the Compensation Committee determines to be appropriate.

For purposes of the 2006 Plan, retirement may occur: (i) in the case of grants made prior to January 25, 2018, at the age of 65 if the executive officer has at least 10 years of service; and (ii) in the case of grants made on or after January 25, 2018, at the age of 62 if the executive officer has at least five years of service.

Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the NEO would also receive benefits under Peoples’ disability plan or the NEO’s beneficiary would also receive payments under the Peoples Bancorp Group Term Life Insurance Plan and, with the exception of Mr. Wyatt, under the split-dollar bank-owned life insurance benefit, as applicable. In the event of death of an NEO, a portion of the unvested grants of restricted common shares under the 2006 Plan would vest and become exercisable to the extent that the performance goals specific to the grant had been attained at the date of death and the remainder would be forfeited. In the event of disability of an NEO, unvested grants of restricted common shares under the 2006 Plan would vest and become exercisable upon attainment of the performance goals specific to the grant.

Payments Made Upon a Change in Control

In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the “acquiror”) does not assume or substitute equivalent awards for outstanding awards of options, SARs, restricted common shares, restricted performance stock or performance units, all such outstanding options and SARs would become immediately and fully exercisable and, in the case of restricted common shares (other than restricted performance stock), all outstanding awards would become immediately and fully vested. In the case of restricted performance stock and performance units, all outstanding awards would be deemed to have been fully earned based on the target level of performance being attained with respect to each performance goal applicable to the award as of the effective date of the change in control. Additionally, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding restricted common shares, restricted performance stock or performance units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples common shares underlying such awards.

In the event of a change in control where Peoples is the surviving entity, or the acquiror assumes the outstanding options, SARs, restricted common shares, restricted performance stock or performance units, or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates, then all such awards or substitutes would remain outstanding and be governed by their respective terms and the provisions of the 2006 Plan. In such a change in control scenario:

•

If an NEO is terminated without cause or terminates his or her employment with Peoples and our subsidiaries and/or the acquiror for good reason within 24 months following the change in control, then all of the NEO’s outstanding options and SARs would become immediately and fully exercisable and, in the case of restricted common shares (other than restricted performance stock), all outstanding awards would become immediately and fully vested. In the case of restricted performance stock and performance units, all of the NEO’s outstanding awards would be deemed to have been fully earned based on the target level of performance with respect to each performance goal applicable to the award being attained.

In the case of outstanding options or SARs, the NEO may exercise these options or SARs at any time within one year after such termination, except that an option or SAR would not be exercisable on any date beyond the expiration date of such option or SAR. If the NEO dies after such termination, the exercisability of all outstanding options or SARs would be treated in the same manner as that provided for a termination due to retirement; and

•

If an NEO’s employment is terminated for cause within 24 months following such change in control, then any options or SARs of such NEO would expire, any restricted common shares, restricted performance stock and performance units which have not yet vested would be forfeited, and all rights under such awards would terminate immediately.

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We have entered into change in control agreements with the NEOs. Under the change in control agreements, a change in control occurs when one or more of the following events take place:

•

a “person” or “group” (as defined in Section 409A) acquires ownership of shares of Peoples that, together with shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of Peoples;

•

any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of shares of Peoples possessing 35% or more of the total voting power of the shares of Peoples;

•

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date that such appointments or elections are made; or

•

any person or group acquires (or has acquired), during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from Peoples that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Peoples immediately prior to such acquisition or acquisitions.

Generally, the change in control agreements provide for severance compensation to the NEOs if their employment is terminated by Peoples or its successor for any reason other than cause (defined as gross negligence or gross neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude in connection with their employment with Peoples; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples committed in connection with their employment with Peoples; or issuance of an order by the banking regulators of Peoples for removal of the NEO) within six months prior to or 24 months after a defined change in control occurs. In addition, compensation will be paid if the NEO voluntarily terminates employment during the same periods because of: (i) the assignment to the NEO of any material duties or responsibilities inconsistent with the NEO’s position(s), or a change in the NEO’s reporting responsibilities, title(s), or office(s), or any removal of the NEO from or any failure to re-elect the NEO to any such position(s), except in connection with the NEO’s termination of employment for cause, disability, retirement, or as a result of the NEO’s death; (ii) a reduction in the NEO’s base salary; (iii) the taking of any action by Peoples or its successor which would adversely affect the NEO’s participation in or materially reduce the NEO’s benefits under any benefit plans; (iv) any failure of Peoples to obtain the assumption of the agreement by any successor; or (v) geographic relocation of the NEO to an office location more than 50 miles from the NEO’s then current location without the NEO’s consent or without reimbursement of reasonable moving expenses incurred by the NEO relating to a change of the NEO’s principal residence in connection with relocation.

For each of the NEOs except Mr. Wyatt and Ms. Stevens, the NEO’s base annual compensation for purposes of the NEO’s respective change in control agreement would be calculated as the average annualized compensation paid by Peoples which was includable in gross income, prior to any reductions for deferred arrangements, during the most recent five taxable years ending before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered. If such NEO has worked for Peoples for less than five years, the average annualized compensation paid by Peoples would be calculated for the number of years employed by Peoples.

Peoples changed the method of determining severance compensation for change in control agreements entered into beginning in 2016. For Mr. Wyatt and Ms. Stevens, the base annual compensation for purposes of his or her respective change in control agreement would be calculated as the sum of (a) his or her annualized monthly base salary, payable by Peoples for the calendar year in which the date of the change in control occurs, plus (b) the average annualized awards payable to him or her under Peoples’ annual cash incentive program with respect to the most recent three calendar years ended before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered. If such NEO has worked for Peoples for less than three years, the average annualized awards payable to him or her under Peoples’ annual cash incentive program would be calculated in accordance with the provisions of the NEO’s change in control agreement.

Under the change in control agreements, severance provisions include: (i) a lump-sum cash payment of two times base annual compensation for Mr. Rogers, Ms. Schneeberger, Mr. Wyatt, and Ms. Stevens, and two and one-half times base annual compensation for Mr. Sulerzyski, in each case payable within 30 days following the NEO’s termination date with such payment delayed until the first business day of the seventh month following the NEO’s termination date if the NEO is a “specified employee” for purposes of Section 409A on NEO’s termination date; (ii) continuing participation in life, medical, and dental insurance for 12 months (15 months in the case of Mr. Sulerzyski) substantially in the same form and expense to the NEO as that received on the date of termination; (iii) the NEO agreeing not to disclose to others any confidential information; and (iv) the NEO entering into a non-compete agreement for 12 months (15 months for Mr.

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Sulerzyski) immediately following the date of termination. The non-compete provision prohibits the NEO from directly or indirectly engaging in any business in which Peoples directly or indirectly engages during the term of the NEO’s change in control agreement, within the geographic market as delineated on the NEO’s termination date in the Community Reinvestment Act Statement of Peoples Bank.

The following table summarizes payments which would have been made and benefits that would have been provided to the NEOs with respect to previously unvested cash-based awards and unvested equity-based awards as well as under the terms of the change in control agreements if a termination event had occurred on December 31, 2019. Actual amounts to be paid out or provided can only be determined at the time of an NEO’s actual separation from service with Peoples. Please refer to the discussion under the headings “Payments Made Upon Termination of Employment,” “Payments Made Upon Retirement” and “Payments Made Upon Death or Disability” for the other payments which would have been made and benefits that would have been provided to the NEOs if such a termination event had occurred on December 31, 2019.

Compensation & Benefits Payable Upon Termination	Voluntary Termination (1)	Disability	Retirement (1)		Involuntary Not for Cause Termination or For Cause Termination	CIC Involuntary or Good Reason Termination		Death (3)
Charles W. Sulerzyski
2.5 times Base Annual Compensation	—	—	—		—	$2,342,372		—
Welfare Plan Benefits (4)	—	—	—		—	$21,558		—
Value of Unvested Restricted Common Shares	$700,513	$912,182	$700,513		—	$912,182		$549,511
Performance Unit Award	$87,500	—	$87,500	(2)	—	$245,000	(6)	$87,500
Reduction in Payment (5)	—	—	—		—	($710,266)		—
Total	$788,013	$912,182	$788,013		—	$2,810,846		$637,011
John C. Rogers
2.0 times Base Annual Compensation	—	—	—		—	$800,723		—
Welfare Plan Benefits (4)	—	—	—		—	$15,622		—
Value of Unvested Restricted Common Shares	—	$259,950	—		—	$259,950		$155,277
Performance Unit Award	—	—	—		—	$105,000	(6)	$37,500
Total	—	$259,950	—		—	$1,181,295		$192,777
Carol A. Schneeberger
2.0 times Base Annual Compensation	—	—	—		—	$715,271		—
Welfare Plan Benefits (4)	—	—	—		—	$6,228		—
Value of Unvested Restricted Common Shares	$180,960	$239,882	$180,960		—	$239,882		$143,689
Performance Unit Award	$37,500	—	$37,500	(2)	—	$105,000	(6)	$37,500
Total	$218,460	$239,882	$218,460		—	$1,066,381		$181,189
Douglas V. Wyatt
2.0 times Base Annual Compensation	—	—	—		—	$378,000		—
Welfare Plan Benefits (4)	—	—	—		—	$17,146		—
Value of Unvested Restricted Common Shares	—	$219,467	—		—	$219,467		$121,645
Performance Unit Award	—	—	—		—	$105,000	(6)	$37,500
Total	—	$219,467	—		—	$719,613		$159,145
Robyn A. Stevens
2.0 times Base Annual Compensation	—	—	—		—	$321,649		—
Welfare Plan Benefits (4)	—	—	—		—	$5,898		—
Value of Unvested Restricted Common Shares	—	$234,995	—		—	$234,995		$140,431
Performance Unit Award	—	—	—		—	$105,000	(6)	$37,500
Total	—	$234,995	—		—	$667,542		$177,931

(1)

Both Mr. Sulerzyski and Ms. Schneeberger met the definition of retirement according to the restricted common shares award granted in 2018 and 2019 and the performance unit award granted in 2017 as both have attained 62 years of age with at least 5 years of service with Peoples or any subsidiary of Peoples, and would have received accelerated vesting for these awards had he or she elected early retirement on December 31, 2019. The vested restricted common share awards will become exercisable upon attainment of the associated performance goals. Neither Mr. Sulerzyski nor Ms. Schneeberger met the requirement for vesting upon retirement for the 2017 award as of December 31, 2019, as neither has attained 65 years of age with at least 10 years of service with Peoples or any subsidiary of Peoples.

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(2)	Unvested restricted common shares vest upon disability and the vested restricted common share awards will become exercisable upon attainment of the associated performance goals.
(3)

Unvested restricted common shares granted before February 2, 2018 vest upon death of the NEO. For unvested restricted common shares granted on or after this date, a portion of the restricted common stock subject to performance goals, determined by multiplying the number of common shares underlying such restricted common shares by a fraction, the numerator of which is the number of the whole months elapsed during the performance period prior to the NEO’s death, and the denominator of which is the number of months in the performance period, shall immediately vest. For the performance unit awards, since the performance period has been completed, the earned amount of the award will vest.

(4)

Under the terms of the change in control agreements, the NEOs continue to participate in life, medical, and dental insurance during the term of their respective non-compete agreements -- 15 months for Mr. Sulerzyski and 12 months for the other NEOs.

(5)

In the event any payments to the NEOs would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the payments would be reduced to the extent necessary to ensure that such payments would be limited to the greater of (i) the dollar amount which could be paid to the NEO without triggering an excise tax under Section 4999 of the Internal Revenue Code, or (ii) the greatest after-tax amount payable to the NEO after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code on the total payments.

Mr. Sulerzyski would have been the only NEO to whom payments would have triggered an excise tax under Section 4999 of the Internal Revenue Code in the hypothetical situation described in the preceding paragraph. In this case, option (i) as described in the preceding paragraph would have resulted in the greatest after-tax amount and, as such, the payments would have been reduced in order to avoid triggering the excise tax. The amount shown is the amount by which the payments would have been reduced.

(6)

Under the terms of the award agreements evidencing the performance units in the supplemental long-term incentive program covering the 24-month performance period that began on January 1, 2018 and ended on December 31, 2019, NEOs would have been deemed to have earned performance units representing the amounts shown, reflecting the target level of performance being deemed achieved with respect to each performance goal applicable to the performance units. See the disclosure under “Cash and Equity-Based Incentive Program – Supplemental Long-Term Incentive” in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS – 2019 Executive Compensation Components” beginning on page 38 of this Proxy Statement for more information about the supplemental long-term incentive program, including the actual results achieved with respect to the performance goals.

DIRECTOR COMPENSATION

Peoples uses a combination of cash and equity-based compensation to attract and retain qualified directors to serve on the Board. Director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;
•	Ensure Peoples can attract and retain outstanding director candidates;
•	Recognize the substantial time commitments necessary to oversee the affairs of Peoples; and
•	Support the independence of thought and action expected of directors.

Compensation Paid to Board Members

2019 Fiscal Year

The Compensation Committee believes the combination of cash and equity-based compensation (in the form of unrestricted common shares) in its director compensation model promotes independent decision-making on the part of directors as the common shares have immediate value, unlike stock options or similar forms of equity-based awards. During the period from January 1, 2019 through April 24, 2019, each director of Peoples, other than Mr. Sulerzyski, received a retainer at an annual rate of $44,800 paid in quarterly installments. From and after April 25, 2019, each director of Peoples, other than Mr. Sulerzyski, received a retainer at an annual rate of $47,500 paid in quarterly installments. Each installment of the annual retainer was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment. Additionally, each director of Peoples, other than Mr. Sulerzyski received an additional retainer of 400 unrestricted common shares on January 31, 2019. The common shares issued for director compensation are reported in the “Stock Awards” column of the “DIRECTOR COMPENSATION FOR 2019” table found on page 63 of this Proxy Statement.

In 2019, the Chairs of the Compensation, Governance and Nominating, and Risk Committees each received an additional retainer at an annual rate of $5,000 paid in quarterly installments. In 2019, the Chair of the Audit Committee received an additional retainer at an annual rate of $10,000 paid in quarterly installments. Each installment of these annual retainers was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

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In 2019, the Chairman of the Board received an additional retainer at an annual rate of $25,000 paid in quarterly installments. Each installment of the additional annual retainer was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

All directors of Peoples are also directors of Peoples Bank. Directors receive compensation for their service as Peoples Bank directors in addition to the compensation received for their service as directors of Peoples. During the period from January 1, 2019 through April 24, 2019, each director of Peoples, other than Mr. Sulerzyski, received for service as a director of Peoples Bank a retainer at an annual rate of $11,200 paid in quarterly installments, with 60% of each installment paid in cash and 40% paid in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment. From and after April 25, 2019, each director of Peoples, other than Mr. Sulerzyski, received for service as a director of Peoples Bank a retainer at an annual rate of $12,000 paid in quarterly installments, with 60% of each installment paid in cash and 40% paid in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

The director compensation described above is reflected in the “DIRECTOR COMPENSATION FOR 2019” table found on page 63 of this Proxy Statement. The Compensation Committee believes the compensation paid to directors is commensurate with the level of responsibility and accountability of each director and is appropriate to maintain the caliber of directors necessary to promote long-term shareholder value based upon periodic review of director compensation data from the Peer Group described in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 26 of this Proxy Statement.

Mr. Sulerzyski received no compensation as a director of Peoples or Peoples Bank during the 2019 fiscal year.

Directors who travel a distance of 50 miles or more to attend a Board or Board committee meeting of Peoples or Peoples Bank receive a $150 travel fee. A single travel fee of $150 is paid for multiple meetings occurring on the same day or consecutive days. Directors who travel a distance of 500 miles or more (round trip) to attend a Board or Board committee meeting are reimbursed for the actual cost of reasonable travel expenses including coach class airfare, car rental and other usual and customary travel expense in lieu of the $150 fee. Directors who stay overnight to attend a meeting are reimbursed for the actual cost of their overnight accommodations. Peoples believes these fees and reimbursements are reasonable and partially offset travel expenses incurred by those directors living outside the Marietta, Ohio area, where Board and Board committee meetings are typically held.

2020 Fiscal Year

As of the date of this Proxy Statement, the Board has not made any changes for the 2020 fiscal year to the director compensation arrangements discussed above.

Other Information Regarding Equity-Based Compensation

Under the 2006 Plan, the maximum aggregate dollar value with respect to equity-based award(s) that may be granted to any one non-employee director in any one fiscal year is $150,000. The full Board approves all equity-based awards made to individuals serving as non-employee directors of both Peoples and Peoples Bank. The grant date for equity-based awards made to non-employee directors of Peoples and Peoples Bank is typically the date of the approval by the Board, the date of election or appointment or the second business day following the date on which any material information has been publicly disclosed, whichever is the latest. The price by which the value of equity-based awards is measured is the closing price of Peoples common shares on The Nasdaq Global Select Market® on the grant date.

Deferred Compensation Plan for Directors

Peoples maintains the Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”). Voluntary participation in the Deferred Compensation Plan for Directors allows a non-employee director of Peoples or of any of our subsidiaries to defer all or part of the compensation (including compensation in the form of common shares), and the federal income tax thereon, received for services provided as a director of Peoples or of one of our subsidiaries. Since 1998, directors participating in the Deferred Compensation Plan for Directors have been permitted to allocate their deferrals within their respective bookkeeping accounts under the Deferred Compensation Plan for Directors between a cash account and a stock account. Deferrals with respect to compensation in the form of common shares are automatically deferred to the stock account. The cash account earns interest equal to Peoples Bank’s three-year certificate of deposit interest rate. The stock account receives allocations to a bookkeeping account of Peoples common shares on the first business day of each calendar quarter based upon the cash portion of amounts deferred during the previous calendar quarter and the fair market value of Peoples common shares on the allocation date and is credited with subsequent cash dividends on

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2020 Proxy Statement

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the common shares previously allocated to the stock account (which will be similarly credited in the bookkeeping account as Peoples common shares). If a participant fails to make an election, 100% of the participant’s deferrals will be allocated to the cash account. The only right a participant in the Deferred Compensation Plan for Directors has with respect to his or her cash account and/or stock account is to receive distributions upon termination of service as a director. Distribution of the deferred amounts is made in a lump sum or substantially equal annual installments over a period of up to five years, at the election of the director beginning (i) on the first business day of the calendar month following the date of the director’s termination of service due to resignation, retirement, death or otherwise for the portion of the account, if any, that was earned and vested before January 1, 2005, and any additions attributable to such portion of the account; and (ii) on the first business day of the calendar month following the earlier of the director’s death or separation from service as a director for the remaining portion of the account. For a director who is also a “specified employee” for purpose of Section 409A on the date of the director’s separation from service, the distribution of the portion of the account that was earned and vested on or after January 1, 2005, will be delayed until the first business day of the seventh month following the date of separation of service. The stock account is distributed only in common shares of Peoples, and the cash account is distributed only in cash.

All Other Compensation

The non-employee directors are eligible, at their own cost, to participate in the medical and dental insurance plans maintained by Peoples for employees. In addition, the non-employee directors automatically receive a group term life insurance benefit, the premiums for which are paid by Peoples. This benefit is also provided for directors after their retirement from Peoples. The maximum benefit under the group term life insurance is $50,000 for directors age 65 or younger. The maximum benefit decreases by a percentage for each year beyond age 65 until it reaches a maximum payout of $5,000 at age 90.

During 2016, the Board approved the purchase of split-dollar bank-owned life insurance, and all of the directors serving at the time were offered the opportunity to participate in this benefit. Those directors who elected to participate each receive a $50,000 life insurance death benefit while serving as a director of Peoples and a $25,000 life insurance death benefit after retiring from service as a director of Peoples at no cost to the director. As the owner of the policy, Peoples can elect to terminate this coverage at any time.

Stock Ownership Guidelines

Peoples’ Corporate Governance Guidelines require that directors establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director’s personal financial circumstances. However, within five years after the date of his or her election to the Board, each director must own at least 10,000 common shares of Peoples or common shares having a market value of $200,000, whichever is less. In addition, under Peoples’ Insider Trading Policy, all directors, officers and employees of Peoples and any of our subsidiaries are prohibited from holding Peoples’ securities in a margin account or otherwise pledging Peoples’ securities as collateral for a loan or other financial obligation. Such individuals are also prohibited from engaging in short sales, publicly-traded options, and hedging or monetization transactions involving Peoples’ securities through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

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DIRECTOR COMPENSATION FOR 2019

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($) (4)	Stock Awards ($) (5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Tara M. Abraham	$35,937	$35,200	—	—	$12,248	$72	$83,457
S. Craig Beam	$35,487	$35,200	—	—	—	$72	$70,759
George W. Broughton	$35,337	$35,200	—	—	$2,483	$72	$73,092
David F. Dierker	$41,037	$39,200	—	—	$14,613	$72	$94,922
James S. Huggins	$38,337	$37,200	—	—	$8,854	$72	$84,463
Brooke W. James	$38,937	$37,200	—	—	—	$72	$76,209
David L. Mead	$50,037	$45,200	—	—	$17,388	$72	$112,697
Susan D. Rector	$38,787	$37,200	—	—	$1,362	$72	$77,421
Terry T. Sweet (2)	—	$2,800	—	—	—	—	$2,800
Timothy J. Lathe (3)	$9,410	$304	—	—	—	—	$9,714

(1)

Charles W. Sulerzyski, who serves as President and Chief Executive Officer of both Peoples and Peoples Bank, is not included in this table. Mr. Sulerzyski receives no compensation in his capacity as a director of Peoples and Peoples Bank. The compensation received by Mr. Sulerzyski as an executive officer of Peoples and Peoples Bank is shown in the table under the section captioned “SUMMARY COMPENSATION TABLE FOR 2019” beginning on page 49 of this Proxy Statement.

(2)	Mr. Sweet resigned from the Board effective November 15, 2018. The stock awards represent the retainer earned in the fourth quarter of 2018 and awarded in January 2019.
(3)	Mr. Lathe was elected as a director effective September 26, 2019 and resigned effective January 26, 2020.
(4)

Amounts reported represent the aggregate cash quarterly retainers and travel fees earned by each director for 2019. Of the amounts reported, the amount of $554 for Mr. Lathe, and the amount of $1,437 for each of the other directors, represents cash quarterly retainers earned in 2019 but not paid until 2020, due to administrative error. Included in these amounts are voluntary elective deferrals of fees made pursuant to the Deferred Compensation Plan for Directors. Deferrals of these fees for 2019 were: $33,600 for Ms. Abraham; and $39,600 for Mr. Dierker. Pursuant to the 2019 compensation structure for directors, the portion of quarterly retainers paid in stock awards is detailed in column (c). All directors identified in this table are, or, in the case of Mr. Sweet and Mr. Lathe, were, non-employee directors of both Peoples and Peoples Bank and were compensated through retainers paid quarterly for their service to both boards.

(5)

Amounts reported represent the sum of: (i) the grant date fair values at the time of payment of the unrestricted common shares delivered to the director as the equity portion of the quarterly retainers for services rendered as a director of Peoples and Peoples Bank; and (ii) the grant date fair value of the unrestricted common shares granted to each non-employee director on January 31, 2019, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value related to each issuance of common shares represented the closing price of Peoples common shares on The Nasdaq Global Select Market® on the date of issuance times the number of common shares issued. Amounts do not include a portion of the quarterly retainers earned in 2019 that were to have been paid in the form of unrestricted common shares, but were not paid in 2019, due to administrative error. These amounts totaled $369 for Mr. Lathe and $958 for each of the other directors and will be paid in 2020 in the form of unrestricted common shares based on the closing price of Peoples common shares on the The Nasdaq Global Select Market on March 5, 2020 ($28.36 per common share).

(6)	Amounts reported represent 2019 earnings on each participating director’s bookkeeping account under the Deferred Compensation Plan for Directors.
(7)	Amounts reported represent the amount of Peoples’ 2019 annual premium payment for group term life insurance covering each of the directors.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of S. Craig Beam, David L. Mead and Susan D. Rector served as a member of the Compensation Committee of the Board throughout the 2019 fiscal year, and each continues to so serve. Tara M. Abraham became a member of the Compensation Committee on April 25, 2019 and continues to so serve. George W. Broughton served as a member of the Compensation Committee in 2019 from January 1, 2019 until April 25, 2019. None of these individuals has been an officer or employee of Peoples or any of our subsidiaries with the exception of Mr. Mead who served as interim President and Chief Executive Officer of Peoples and Peoples Bank from August 2010 until April 2011. Each of the current members of the Compensation Committee and Mr. Broughton qualified as an independent director under the applicable NASDAQ rules while each individual served on the Compensation Committee during the 2019 fiscal year, and each of the current members of the Compensation Committee continues to so qualify. During the 2019 fiscal year, Peoples Bank entered into lending relationships with certain members of the Compensation Committee, with members of their respective families and with corporations and organizations as to which they serve as executive officers or beneficially own more than 10% of the equity securities. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. During the 2019 fiscal year, no executive officer of Peoples served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving on the Board of Peoples or the Compensation Committee.

AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019

Management has represented to the Audit Committee that Peoples’ audited consolidated financial statements as of and for the fiscal year ended December 31, 2019, were prepared in accordance with US GAAP and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

In addition, the Audit Committee has discussed and reviewed with Ernst & Young LLP (“EY”), Peoples’ independent registered public accounting firm, all communications and other matters required to be discussed by auditing standards generally accepted in the United States, including those described in Public Company Accounting Oversight Board (United States) (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committee) and other applicable PCAOB requirements and by SEC rules, as well as significant current accounting developments and issues. The Audit Committee has also reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2019 with EY.

The Audit Committee has received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY the independence of EY. The Audit Committee has discussed with EY any relationships with or services to Peoples or Peoples’ subsidiaries that may impact EY’s independence and objectivity, including the non-audit services rendered by EY, and the Audit Committee has satisfied itself as to EY’s independence.

Based on the Audit Committee’s reviews and discussions with management and EY, and the Audit Committee’s review of the report of EY to the Audit Committee, the Audit Committee recommended to the Board that Peoples’ audited consolidated financial statements be included in Peoples’ Annual Report on Form 10‑K for the fiscal year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee of the Board:

David F. Dierker (Chair), S. Craig Beam, George W. Broughton, Brooke W. James and David L. Mead

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 27, 2020, the Audit Committee appointed EY as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2020. EY has served as Peoples’ independent auditors/independent registered public accounting firm since 1995.

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Fees

Fees for services rendered by EY for each of the 2019 fiscal year and the 2018 fiscal year were:

	2019	2018
Audit Fees (1)	$856,392	$755,390
Audit Related Fees (2)	$50,000	—
Tax Fees (3)	$78,577	$55,085
All Other Fees (4)	$165,588	$116,481
Total	$1,150,557	$926,956

(1)

Audit Fees pertain to professional services rendered in connection with the audit of Peoples’ annual consolidated financial statements and review of the consolidated financial statements included in Peoples’ Quarterly Reports on Form 10-Q, as well as internal control testing for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit Related Fees pertain to professional services rendered in connection with Housing and Urban Development (“HUD”) procedures.
(3)	Tax Fees pertain to services rendered for tax planning and advice, tax compliance and assistance with tax audits and appeals.
(4)

All Other Fees pertain to federal and state income tax preparation services for trust accounts with Peoples Bank. Peoples Bank offsets this expense by charging each trust account with a tax preparation fee.

EY did not render any other services to Peoples or any of our subsidiaries during the 2019 fiscal year or the 2018 fiscal year. All of the services described under “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.

Pre-Approval Policy

The Audit Committee has adopted, and the Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or be subject to the requirement that the specific pre-approval of the Audit Committee be obtained (“specific pre-approval”). Appendices to the Pre-Approval Policy describe the Audit, Audit-Related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee states otherwise. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or from the list of general pre-approved services from time to time, based on subsequent reviews and determinations.

The Pre-Approval Policy does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee, however, may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at that committee’s next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chair of the Audit Committee.

All requests or applications for services to be provided by the independent registered public accounting firm are to be submitted to the Chief Financial Officer of Peoples, and must include a detailed description of the services to be rendered. The Chief Financial Officer and the independent registered public accounting firm must determine jointly whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is an appropriate service. If so, the Chief Financial Officer will request specific pre-approval from the Audit Committee (or its designee) as appropriate. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee has designated the Director of Risk Management of Peoples to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The Director of Risk Management reports to the Audit Committee on a periodic basis as to the results of such monitoring. Both the Director of Risk Management and the management of Peoples are to immediately report to the Chair of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the Director of Risk Management or any member of management.

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PROPOSAL NUMBER 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed EY to serve as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2020, and recommends that Peoples’ shareholders vote for the ratification of that appointment. EY audited Peoples’ consolidated financial statements as of and for the fiscal year ended December 31, 2019, and the effectiveness of Peoples’ internal control over financial reporting as of December 31, 2019. Representatives of EY are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The appointment of Peoples’ independent registered public accounting firm is made annually by the Audit Committee. Peoples has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Peoples’ consolidated financial statements and internal control over financial reporting. Before appointing EY, the Audit Committee carefully considered that firm’s qualifications as Peoples’ independent registered public accounting firm and the audit scope.

Recommendation and Vote

THE AUDIT COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of EY as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2020. The effect of an abstention is the same as a vote “AGAINST.” Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of EY and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of EY is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” would permit Peoples to send: (a) a single annual report to shareholders and/or a single Proxy Statement or (b) a single notice of internet availability of proxy materials, as applicable, to any household at which two or more different registered shareholders reside if Peoples reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) would be required to consent to the householding process in accordance with applicable SEC rules, and would be able at any time request that Peoples promptly deliver to such shareholder(s) a separate copy of the proxy materials subject to householding. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and would reduce Peoples’ expenses. Peoples does not currently practice householding, but may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of Peoples’ annual reports to shareholders, Proxy Statements and/or notices of internet availability of proxy materials, as applicable, by contacting the Corporate Secretary of Peoples at Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.

Many brokers, financial institutions and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Peoples, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Peoples’ 2019 Annual Report or if you wish to revoke your decision to household and thereby receive multiple copies of Peoples’ proxy materials (including annual reports to shareholders). You should also contact the holder of record if you wish to institute householding.

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OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

It is important that your common shares be represented. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone, Internet or mail as described in this Proxy Statement.

By Order of the Board,

Charles W. Sulerzyski
President and Chief Executive Officer

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2020 Proxy Statement

The Board of Directors Recommends a Vote “FOR” All Director Nominees Listed in Item No. 1, and “FOR” the Proposals in Item No. 2 and Item No. 3. 1.Election of directors01 Tara M. Abraham 06 Brooke W. James■Vote FOR■Vote WITHHELD for a one-year term 02 S. Craig Beam07 David L. Meadall nomineesfrom all nominees expiring at the 202103 George W. Broughton08 Susan D. Rector (except as marked) Annual Meeting of04 David F. Dierker 09 Charles W. Sulerzyski Shareholders05 James S. Huggins (Instruction: To withhold authority to vote for any individual nominee(s), mark “Vote FOR all nominees (except as marked)” and write the number(s) of the nominee(s) in the box provided to the right.) 2.Advisory resolution to approve the compensation of Peoples' named executive officers as disclosed in the Proxy Statement for the 2020 Annual Meeting of Shareholders.■For■Against■Abstain 3.Ratification of the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2020.■For■Against■Abstain THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, AND TIMELY RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED (EXCEPT IN THE CASE OF COMMON SHARES HELD UNDER PEOPLES' RETIREMENT SAVINGS PLAN AND BROKER NON-VOTES, WHERE APPLICABLE) FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN ITEM NO. 1, FOR THE PROPOSAL IN ITEM NO. 2 AND FOR THE PROPOSAL IN ITEM NO. 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS OF PEOPLES MAY RECOMMEND. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on this proxy card. If common shares are held in joint tenancy, all persons should sign. Trustees, administrators, etc., must include title and authority. Corporations and other entities must provide full name of corporation/entity and title of authorized officer signing the proxy card. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: ■ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

PEOPLES BANCORP INC. ANNUAL MEETING OF SHAREHOLDERS Thursday, April 23, 2020 10:00 a.m., Eastern Daylight Saving Time Peoples Bancorp Inc. Corporate Headquarters 138 Putnam Street Marietta, OH 45750 Peoples Bancorp Inc. P.O. Box 738 Marietta, OH 45750proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 23, 2020. The common shares of Peoples Bancorp Inc. (“Peoples”) as to which you have voting authority, including those held on your behalf in a trust account, under Peoples' Dividend Reinvestment and Stock Purchase Plan, or under Peoples' Retirement Savings Plan, will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the common shares of Peoples represented by this proxy card will be voted, except in the case of common shares held under Peoples' Retirement Savings Plan and broker non-votes, where applicable, “FOR” the election of all director nominees listed in Item No. 1, “FOR” the proposal in Item No. 2 and “FOR” the proposal in Item No. 3. Notice to Participants in Peoples' Retirement Savings Plan: If you participate in Peoples' Retirement Savings Plan, by completing and signing this proxy card or providing voting instructions by the Internet, or by telephone, you will be deemed to have instructed the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you do not provide voting instructions by 11:59 p.m., Central Daylight Saving Time, on April 20, 2020, the trustee will not vote the common shares allocated to your account. By signing this proxy card, you revoke all prior proxies to vote the common shares of Peoples you are entitled to vote at the Annual Meeting of Shareholders and appoint David L. Mead and Charles W. Sulerzyski, and each of them, with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders and vote your common shares of Peoples on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders. Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc. The three arched ribbons logo is a federally registered service mark of Peoples Bank. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone voting instructions authorize the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned your proxy card. :(* INTERNETPHONEMAIL www.proxypush.com/pebo1-866-883-3382 If you received a printed copy of the Use the Internet to provide votingUse a touch-tone telephone to provideproxy materials, mark, sign and date instructions until 11:59 p.m. (CDST)voting instructions until 11:59 p.m. (CDST)your proxy card and return it in the on April 22, 2020, or 11:59 p.m.on April 22, 2020, or 11:59 p.m.postage-paid envelope provided. (CDST) on April 20, 2020 in the case(CDST) on April 20, 2020 in the case of common shares held underof common shares held under Peoples’ Retirement Savings Plan.Peoples’ Retirement Savings Plan. If you provide voting instructions by Internet or by Telephone, you do NOT need to mail back your proxy card.